                                                                       EXECUTION

================================================================================

                           LEHMAN BROTHERS BANK, FSB,

                                                        Purchaser

                                       and

                         WACHOVIA MORTGAGE CORPORATION,

                                                        Seller

                -------------------------------------------------

                FLOW PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                            Dated as of July 1, 2004

                -------------------------------------------------

        Conventional Residential Fixed and Adjustable Rate Mortgage Loans

                               Group No. 2004-FLOW

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

           CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
                     BOOKS AND RECORDS; CUSTODIAL AGREEMENT
                              DELIVERY OF DOCUMENTS

Section 2.01   Conveyance of Mortgage Loans; Possession of Mortgage Files;

                                   ARTICLE III

                                 PURCHASE PRICE

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES;
                               REMEDIES AND BREACH

Section 4.01   Seller Representations and Warranties..........................18
Section 4.02   Representations and Warranties Regarding Individual

Section 4.05   Restrictions and Requirements Applicable in the Event that a Mortgage Loan is Acquired by a REMIC.......................35

                                    ARTICLE V

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

                                      - i -

Section 5.13   Maintenance of Fidelity Bond and Errors and Omissions

Section 5.21   Reports of Foreclosures and Abandonments of Mortgaged

                                   ARTICLE VI

                              PAYMENTS TO PURCHASER

                                   ARTICLE VII

                          GENERAL SERVICING PROCEDURES

                                     - ii -

                                  ARTICLE VIII

                     AGENCY TRANSFER; PASS-THROUGH TRANSFER

Section 8.01   Removal of Mortgage Loans from Inclusion Under this Agreement
                 Upon an Agency Transfer, or a Pass-Through Transfer on One

                                   ARTICLE IX

                                   THE COMPANY

                                    ARTICLE X

                                     DEFAULT

Section 10.01  Events of Default..............................................65
Section 10.02  Waiver of Defaults.............................................67

                                   ARTICLE XI

                                   TERMINATION

Section 11.01  Termination....................................................67
Section 11.02  Termination Without Cause......................................68

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                                     - iii -

                                     - iv -

                                    EXHIBITS

EXHIBIT A-1       ACKNOWLEDGMENT AND CONVEYANCE AGREEMENT
EXHIBIT A-2       MORTGAGE LOAN SCHEDULE DATA FIELDS
EXHIBIT B         CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C         RESERVED
EXHIBIT D-1       FORM OF CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT D-2       FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT E-1       FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-2       FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT F-1       FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT F-2       STANDARD LAYOUT FOR DEFAULTED LOAN REPORT
EXHIBIT G         FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT H         SELLER'S OFFICER'S CERTIFICATE
EXHIBIT I         FORM OF OPINION OF COUNSEL TO SELLER
EXHIBIT J-1       SECURITY RELEASE CERTIFICATION
EXHIBIT J-2       SECURITY RELEASE CERTIFICATION
EXHIBIT K         UNDERWRITING GUIDELINES

                                     - v -

                  This is a Flow Purchase, Warranties and Servicing Agreement
for residential conventional fixed and adjustable rate residential mortgage loans, dated and effective as of July 1, 2004, and is executed between Lehman
Brothers Bank, FSB, as purchaser (the "Purchaser"), and Wachovia Mortgage
Corporation, as seller and servicer (the "Seller").

                              W I T N E S S E T H:

                  WHEREAS, the Purchaser has agreed to purchase from the Seller and the Seller has agreed to sell to the Purchaser, from time to time, certain
Mortgage Loans on a servicing retained basis as described herein, and which shall be delivered as whole loans on the related Closing Date, as defined below;

                  WHEREAS, each Mortgage Loan will be secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related
Mortgage Loan Schedule, which shall be annexed to the related Acknowledgment and
Conveyance Agreement; and

                  WHEREAS, the Purchaser and the Seller wish to prescribe the manner of conveyance, servicing and control of the Mortgage Loans.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the
Seller agree as follows:
ARTICLE I

                                   DEFINITIONS

                  Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  Acknowledgment and Conveyance Agreement: The agreement,
substantially in the form of Exhibit A-1 hereto to be executed by the Seller and the Purchaser on each Closing Date.

                  Accepted Servicing Practices: With respect to any Mortgage
Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and which are in accordance with Fannie Mae servicing practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides, including future updates.

                  Agency Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans to Fannie Mae under its Cash Purchase Program or its
MBS Swap Program

(Special Servicing Option) or to Freddie Mac under its Freddie Mac Cash Program or Gold PC Program, retaining the Seller as "servicer" thereunder.

                  Agreement: This Flow Purchase, Warranties and Servicing
Agreement and all amendments hereof and supplements hereto.

                  ALTA: The American Land Title Association or any successor thereto.

                  Ancillary Income: All ancillary income derived from the
Mortgage Loans, excluding Servicing Fees and Prepayment Charges attributable to the Mortgage Loans, including but not limited to, interest received on funds deposited in the Custodial Account or any Escrow Account, escrow account benefits, reinstatement fees, all late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Loan.

                  Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal of the Mortgage
Loan at the time of origination of the Mortgage Loan by an appraiser who met the underwriting requirements of the originator, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the
Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal of such Refinanced Mortgage Loan at the time of origination of such Refinance Mortgage Loan by an appraiser who met the underwriting requirements of the originator.

                  Approved Flood Policy Insurer: Any of the following insurers:
Flood Data Services, Inc., Flood Zone, Inc., GEOTrac, or Transamerica Flood
Hazard Certification.

                  Approved Tax Service Contract Provider: Any of the following providers: First American, Transamerica, Lereta or Fidelity.

                  ARM Mortgage Loan: A Mortgage Loan pursuant to which the
interest rate shall be adjusted from time to time in accordance with the related
Mortgage Note.

                  Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser, or in the case of a MERS
Mortgage Loan, a confirmed electronic transmission to MERS, identifying a transfer of ownership of the related Mortgage to the Purchaser or its designee.

                  BIF: The Bank Insurance Fund, or any successor thereto.

                  BPO: A broker's price opinion obtained by the Purchaser

                  Business Day: Any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking and savings and loan institutions in the States of
New York or North Carolina are authorized or obligated by law or executive order to be closed.

                                      -2-

                  Combined Loan-to-Value Ratio or CLTV: With respect to any
Second Lien Mortgage Loan, the ratio of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan at origination and (ii) the original principal amount of any related First Lien (as of the Cut-off Date)(unless otherwise indicated) and (b) the lesser of (i) the Appraised Value of the
Mortgaged Property and (ii) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the
Mortgaged Property, expressed as a percentage.

                  Closing Date: Means the date or dates on which the Seller
shall sell and Purchaser shall purchase Mortgage Loans listed on the related
Mortgage Loan Schedule under this Agreement as set forth in the related Purchase
Price and Terms Agreement.

                  Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S.
Department of the Treasury regulations issued pursuant thereto.

                  Condemnation Proceeds: All awards, compensation or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

                  Co-op Lease: With respect to a Co-op Loan, the lease with
respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

                  Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

                  Co-op Stock: With respect to a Co-op Loan, the single
outstanding class of stock, partnership interest or other ownership instrument in the related residential cooperative housing corporation.

                  Custodial Account: The separate account or accounts created and maintained pursuant to Section 5.04.

                  Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other
Mortgage Loan Documents.

                  Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the
Custodial Agreement as provided therein.

                  Cut-off Date: With respect to any Mortgage Loan purchased on a
Closing Date, the first day of the month in which the related Closing Date occurs, or such other date as may be set forth in the related Purchase Price and
Terms Letter.

                                      -3-

                  Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Seller in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 4.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

                  Determination Date: The 15th day (or if such 15th day is not a
Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

                  Disqualified Organization: An organization defined as such in
Section 860E(e) of the Code.

                  Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the
Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the
Monthly Payment is due on the first day of the month following the actual Due
Date.

                  Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance
Date and ending on the first day of the month of the Remittance Date.

                  Eligible Account: An account established and maintained: (a)
within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by the Seller so that all funds deposited therein are fully insured, (b) with the corporate trust department of a financial institution assigned a long-term debt rating of not less than "Baa3," and a short term debt rating of "P3," from
Moody's Investors Services, Inc. and, if ownership of the Mortgage Loans is evidenced by mortgage backed securities, the equivalent ratings of the rating agencies, and held such that the rights of the Purchaser and the owner of the
Mortgage Loans shall be fully protected against the claims of any creditors of the Seller and of any creditors or depositors of the institution in which such account is maintained or (c) in a separate non-trust account without FDIC or other insurance in Qualified Depository.

                  Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

                  (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust

                                      -4-

         company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and any other demand or time deposit or certificate that is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed thirty
         (30) days and with respect to any security described in clause (i)
         above and entered into with a depository institution or trust company
         (acting as principal) described in clause (ii) above;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of
         America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

                  (v) commercial paper (including both non-interest bearing
         discount obligations and interest bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi) any other demand, money market or time deposit,
         obligation, security or investment as may be acceptable to each Rating
         Agency as evidenced in writing by each Rating Agency; and

                  (vii) any money market funds, the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the
         United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities, and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

                  Notwithstanding anything to the contrary, with respect to
Mortgage Loans subject to an Agency Transfer or a Pass-Through Transfer, in the
event that the applicable Reconstitution Agreement has a more limiting definition of "Eligible Investments", then the definition contained in such
Reconstitution Agreement shall apply to such Mortgage Loans.

                  Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Seller pursuant to Section 5.13.

                                      -5-

                  Escrow Account: The separate account or accounts created and maintained pursuant to Section 5.06.

                  Escrow Payments: With respect to any Mortgage Loan, the
amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

                  Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01.

                  Fannie Mae: The entity formerly known as the Federal National
Mortgage Association, or any successor thereto.

                  Fannie Mae Guides: The Fannie Mae Sellers' Guide and the
Fannie Mae Servicers' Guide and all amendments or additions thereto.

                  FDIC: The Federal Deposit Insurance Corporation, or any
successor thereto.

                  FICO Score: A statistical credit score obtained by mortgage lenders in connection with the loan application to help assess a borrower's credit worthiness.

                  Fidelity Bond: A fidelity bond to be maintained by the Seller pursuant to Section 5.13.

                  First Lien: With respect to any Second Lien Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

                  First Lien Mortgage Loan: A Mortgage Loan secured by a first priority lien Mortgage on the related Mortgaged Property.

                  Fixed Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement which bears a fixed Mortgage Interest Rate during the life of the loan.

                  Freddie Mac: The entity formerly known as the Federal Home
Loan Mortgage Corporation, or any successor thereto.

                  Freddie Mac Guides: The Freddie Mac Sellers' Guide and the
Freddie Mac Servicers' Guide and all amendments or additions thereto, including, but not limited to, any future updates thereof.

                  Gross Margin: With respect to each ARM Mortgage Loan, the
fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine, on each Interest Rate Adjustment Date, the Mortgage Interest Rate for
such Mortgage Loan.

                                      -6-

                  Index: On each Interest Rate Adjustment Date the applicable index with respect to each ARM Mortgage Loan shall be the index set forth on the
Mortgage Loan Schedule with respect to such ARM Mortgage Loan.

                  Initial Mortgage Interest Rate Cap: With respect to each ARM
Mortgage Loan, the limit on the initial Mortgage Interest Rate adjustment as indicated on the related Mortgage Loan Schedule.

                  Interest Only Mortgage Loan: A Mortgage Loan that only
requires payments of interest for a period of time specified in the related
Mortgage Note.

                  Insurance Proceeds: With respect to each Mortgage Loan,
proceeds of insurance policies insuring the Mortgage Loan or the related
Mortgaged Property.

                  Interest Rate Adjustment Date: With respect to each ARM
Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on the related Mortgage Note becomes effective.

                  Insured Depository Institution: Insured Depository Institution
shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

                  Lifetime Rate Cap: With respect to each ARM Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum Mortgage
Interest Rate thereunder, as set forth on the related Mortgage Loan Schedule.
The Mortgage Interest Rate during the term of each Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such
Mortgage Loan by more than the amount per annum set forth on the related
Mortgage Loan Schedule.

                  Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

                  Loan-to-Value Ratio or LTV: With respect to any First Lien
Mortgage Loan, the ratio of the original outstanding principal amount of the
Mortgage Loan at origination to the lesser of (a) the Appraised Value of the
Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the
Mortgaged Property, expressed as a percentage, and, with respect to any Second
Lien Mortgage Loan, the ratio of the sum of the original outstanding principal amount of the Second Lien Mortgage Loan at origination and the outstanding principal amount of any related First Lien as of the date of origination of such
Second Lien Mortgage Loan, to the Appraised Value of the related Mortgaged
Property.

                  LPMI Loan: A Mortgage Loan with a LPMI Policy.

                  LPMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Servicer from

                                      -7-

payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule. An LPMI Policy shall also include any policy of primary mortgage guaranty insurance issued by a Qualified Insurer that is purchased by the Seller with respect to some or all of the Mortgage Loans.

                  LPMI Fee: With respect to each LPMI Loan, the portion of the
Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of the Monthly Payments,
Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

                  Master Servicer: Aurora Loan Services, Inc. or such other
master servicer as the Purchaser may designate by written instruction to the
Seller.

                  MERS: Mortgage Electronic Registration Systems, Inc., a
corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

                  MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

                  MIN: The Mortgage Identification Number for any MERS Mortgage
Loan.

                  MOM Loan: Any Mortgage Loan as to which MERS is acting as
mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

                  Monthly Advance: With respect to each Remittance Date and each
Mortgage Loan following Reconstitution, an amount equal to the Monthly Payment
(with the interest portion of such Monthly Payment adjusted to the Mortgage Loan
Remittance Rate) which was due on the Mortgage Loan on the Due Date in the related Due Period, and (i) which was delinquent immediately preceding the
Determination Date and (ii) which was not the subject of a previous Monthly
Advance.

                  Monthly Payment: The scheduled monthly payment of principal and/or interest on a Mortgage Loan.

                  Mortgage: With respect to any Mortgage Loan that is not a
Co-op Loan, the mortgage, deed of trust or other instrument securing a Mortgage
Note, which creates a first or second lien on an unsubordinated estate in fee simple or leasehold estate in real property securing the Mortgage Note. With respect to a Co-op Loan, the related Security Agreement.

                  Mortgage File: The items pertaining to a particular Mortgage
Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                                      -8-

                  Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

                  Mortgage Interest Rate: The annual rate of interest borne on a
Mortgage Note, as adjusted from time to time in accordance with the provisions of the Mortgage Note.

                  Mortgage Loan: An individual Mortgage Loan which is the
subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage
Loan includes without limitation the Mortgage File, the Monthly Payments,
Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance
Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

                  Mortgage Loan Documents: The documents listed in Exhibit B hereto.

                  Mortgage Loan Package: A group of Mortgage Loans sold to the
Purchaser by the Seller on a Closing Date and set forth on the Mortgage Loan
Schedule annexed to the related Acknowledgment and Conveyance Agreement.

                  Mortgage Loan Remittance Rate: With respect to each Mortgage
Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the sum of the Servicing Fee Rate and the LPMI Fee, if any.

                  Mortgage Loan Schedule: A schedule of Mortgage Loans annexed as Annex 1 to each Acknowledgment and Conveyance Agreement, each such schedule setting forth the data and information listed on Exhibit A-2 with respect to each Mortgage Loan in the related Mortgage Loan Package.

                  Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                  Mortgaged Property: With respect to any Mortgage Loan, the real property securing repayment of the debt evidenced by a Mortgage Note.

                  Mortgagor: The obligor on a Mortgage Note.

                  Notice of Intent: As defined in Section 5.02 hereof.

                  OCC: Office of the Comptroller of the Currency, its successors and assigns.

                  Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and
by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries of the Seller, and delivered to the Purchaser as required by this
Agreement.

                  Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a
REMIC or (b) compliance with the REMIC

                                      -9-

Provisions, must be an opinion of counsel who (i) is in fact independent of the
Seller and any Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any Master
Servicer of the Mortgage Loans or in an affiliate of any such entity and (iii)
is not connected with the Seller or any Master Servicer of the Mortgage Loans as
an officer, employee, director or person performing similar functions.

                  Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Seller as "servicer" (with or without a Master Servicer) thereunder.

                  Periodic Rate Cap: With respect to each ARM Mortgage Loan, and any Adjustment Date therefor, the percentage set forth in the related Mortgage
Loan Schedule and in the related Mortgage Note which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the
Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage
Interest Rate in effect immediately prior to such Adjustment Date, which may be a different amount with respect to the first Adjustment Date.

                  Person: Any individual, corporation, partnership, limited
liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

                  Prepayment Charge: With respect to any Mortgage Loan and
Remittance Date, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the related Due Period in accordance with the terms of the related Mortgage Note.

                  Prepayment Interest Shortfall Amount: With respect to any
Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Principal Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to the Due Date on which such payment was due, the amount of interest (net of the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage
Loan and ending on the last day of such Principal Prepayment Period, inclusive.

                  Primary Mortgage Insurance Policy or PMI Policy: Each policy of primary mortgage insurance represented to be in effect pursuant to Section
4.02(p), or any replacement policy therefor obtained by the Seller pursuant to
Section 5.16.

                  Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in the "Money Rates" section of The
Wall Street Journal.

                  Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                                      -10-

                  Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

                  Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans as calculated in
Article III of this Agreement.

                  Purchase Price and Terms Agreement: With respect to each
purchase of a Mortgage Loan Package hereunder, that certain letter agreement by and between the Seller and the Purchaser setting forth the general terms, conditions and portfolio characteristics for each Mortgage Loan Package to be purchased hereunder as of any Closing Date.

                  Purchaser: Lehman Brothers Bank, FSB or its successor in
interest or any successor to the Purchaser under this Agreement as herein provided.

                  Qualified Appraiser: An appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions
Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

                  Qualified Depository: A depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated AA or better by Standard & Poor's, a division of The McGraw-Hill
Companies, Inc.

                  Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

                  Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage
Loan, an aggregate principal balance), not in excess of the Stated Principal
Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Loan Remittance Rate not less than and not more than 1% greater than the Mortgage Loan Remittance
Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage
Loan; (iv) have a Gross Margin not less than that of the Deleted Mortgage Loan;
(v) have a maximum Mortgage Interest Rate Cap not less than that of the Deleted
Mortgage Loan; (vi) have a maximum periodic mortgage Interest Rate Cap not less than that of the Deleted Mortgage Loan; (vii) comply with each representation and warranty set forth in Sections 3.01 and 3.02; and (viii) be a REMIC Eligible
Mortgage Loan.

                  Rating Agency: Any of Fitch, Inc., Moody's Investors Service,
Inc. or Standard & Poor's Rating Services, a division of The McGraw-Hill
Companies, Inc., or their respective successors.

                                      -11-

                  Reconstitution: A Pass-Through Transfer, a Whole Loan Transfer
or an Agency Transfer.

                  Reconstitution Agreements: The agreement or agreements entered into by the Purchaser, the Seller, Fannie Mae or Freddie Mac or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage
Loans serviced hereunder, in connection with a Pass-Through Transfer, a Whole
Loan Transfer or an Agency Transfer as set forth in Section 8.01, including, but not limited to, (i) a Fannie Mae Mortgage Selling and Servicing Contract, a Pool
Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by Fannie Mae with respect to a Fannie Mae Transfer, (ii) a
Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers' & Servicers' Guide, and any and all servicing agreements and tri-party agreements reasonably required by Freddie Mac with respect to a Freddie Mac Transfer, and (iii) a Pooling and Servicing Agreement
and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Seller in servicing the related Mortgage Loans and shall provide for servicing compensation to the Seller (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), net of any guarantee fees due Fannie Mae or Freddie Mac, if applicable, at least equal to the Servicing
Fee due the Seller in accordance with this Agreement or the servicing fee required pursuant to the Reconstitution Agreement, whichever is greater.

                  Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this
Agreement and reconstituted as part of an Agency Transfer, a Whole Loan Transfer or a Pass-Through Transfer pursuant to Section 8.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this
Agreement and the Seller's servicing responsibilities (but not its obligations as seller and originator hereunder) shall cease under this Agreement with respect to the related transferred Mortgage Loans.

                  Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

                  Refinanced Mortgage Loan: A Mortgage Loan which was made to a
Mortgagor who owned the Mortgaged Property prior to the origination of such
Mortgage Loan and the proceeds of which were used in whole or in part to satisfy an existing mortgage.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  REMIC Documents: The document or documents creating and
governing the administration of a REMIC.

                  REMIC Eligible Mortgage Loan: A Mortgage Loan held by a REMIC which satisfies and/or complies with all applicable REMIC Provisions.

                  REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A

                                      -12-

of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

                  Remittance Date: The 18th day (or if such18th day is not a
Business Day, the first Business Day immediately following) of any month.

                  REO Disposition: The final sale by the Seller of any REO
Property.

                  REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 5.17.

                  REO Property: A Mortgaged Property acquired by the Seller on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure in full satisfaction of the related Mortgage, as described in Section 5.17.

                  Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii)
interest on such Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, less amounts received, if any, plus amounts advanced, if any, by an servicer, in respect of such repurchased Mortgage Loan.

                  SAIF: The Savings Association Insurance Fund, or any successor thereto.

                  Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien on the related Mortgaged Property

                  Securities Act of 1933 or the 1933 Act: The Securities Act of
1933, as amended.

                  Security Agreement: With respect to a Co-op Loan, the
agreement or mortgage creating a security interest in favor of the originator of the Co-op Loan in the related Co-op Stock.

                  Seller: Wachovia Mortgage Corporation, or its successor in interest or assigns, or any successor to the Seller under this Agreement appointed as herein provided.

                  Servicing Advances: All customary, reasonable and necessary
"out of pocket" costs and expenses other than Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the
Seller of its servicing obligations, including, but not limited to, the cost of
(a) the preservation, restoration, protection and inspection of the Mortgaged
Property, (b) any enforcement or judicial proceedings, including foreclosures,
(c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 5.01, 5.02, 5.07, 5.08, 5.09, 5.11, 5.12, 5.14,
5.15 and 5.16.

                  Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Seller, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the
Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan.
Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage
Loan is

                                      -13-

computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion
(including recoveries with respect to interest from Liquidation, Condemnation or
Insurance Proceeds) of such Monthly Payment collected by the Seller.

                  Servicing Fee Rate: The rate set forth as such in the related
Purchase Price and Terms Agreement.

                  Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage
File which are not delivered to the Custodian and copies of the Mortgage Loan
Documents listed in Exhibit B the originals of which are delivered to the
Custodian pursuant to Section 2.03.

                  Servicing Officer: Any officer of the Seller involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Seller to the
Purchaser upon request, as such list may from time to time be amended.

                  Stated Principal Balance: As to each Mortgage Loan and any date of determination, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

                  Tax Returns: The federal income tax return on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax
Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the certificate holders under a REMIC or filed with the Internal
Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  Texas Home Equity Loan: An extension of credit described in
Section 50(a)(6), Article XVI of the Texas Constitution.

                  Underwriting Guidelines: The underwriting guidelines of the
Seller attached hereto as Exhibit K.

                  Whole Loan Transfer: The sale or transfer of some or all of the Mortgage Loans to a third party purchaser in a whole loan transaction pursuant to a loan purchase, warranties and servicing agreement or a participation and servicing agreement, or similar agreement, retaining the
Seller as "servicer" thereunder.

                                      -14-

                                   ARTICLE II

           CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
                     BOOKS AND RECORDS; CUSTODIAL AGREEMENT
                              DELIVERY OF DOCUMENTS

                  Section 2.01 Conveyance of Mortgage Loans; Possession of
                               Mortgage Files; Maintenance of Servicing Files.

                  On each Closing Date, the Seller, simultaneously with the
execution and delivery of the related Acknowledgment and Conveyance Agreement, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to the Mortgage Loans included in the related
Mortgage Loan Package, together with Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage
Loan. Pursuant to Section 2.03 hereof, on or prior to each Closing Date, the
Seller shall deliver the Mortgage File for each Mortgage Loan included in the related Mortgage Loan Package to the Purchaser or its designee.

                  The contents of each Mortgage File and Servicing File not
delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller shall maintain a
Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the
Custodian. The Seller's possession of any portion of the Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage and the contents of the Mortgage File and Servicing File is vested in the Purchaser, and the ownership of all records and documents with respect to the related
Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained by the
Seller, in trust, at the will of the Purchaser in such custodial capacity only.
The Servicing File retained by the Seller shall be segregated from the other books and records of the Seller and shall be appropriately marked to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with the written instructions from the Purchaser, unless such release is required as incidental to the Seller's servicing of the Mortgage
Loans pursuant hereto or is in connection with a repurchase of any Mortgage Loan pursuant hereto.

                  Section 2.02 Books and Records; Transfers of Mortgage Loans.

                  Record title to each Mortgage and the related Mortgage Note as of the applicable Closing Date shall be in the name of the Purchaser or as
Purchaser shall designate. All rights arising out of the Mortgage Loans including but not limited to all funds received by the Seller after the related
Cut-off Date on or in connection with a Mortgage Loan shall be vested in the
Purchaser; provided, however, that all funds received on or in connection with a
Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser as owner of the Mortgage Loans for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage
Loans.

                                      -15-

                  The sale of each Mortgage Loan shall be reflected on the
Seller's balance sheet and other financial statements as a sale of assets by the
Seller and will be reflected on the Purchaser's balance sheet and other financial statements as a purchase by the Purchaser. The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of
1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports as required by Section 5.14. To the extent that original documents are not required for purposes of realization of
Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques.

                  This Agreement continuously, from the time of its execution, shall be an official record of the Seller and Seller will maintain a copy of this Agreement and each agreement related hereto in its official books and records. The Seller shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related
Servicing File during the time the Purchaser retains ownership of a Mortgage
Loan and thereafter in accordance with applicable laws and regulations.

                  The Seller shall keep at its office books and records in which the Seller shall note transfers of Mortgage Loans. No transfer of a Mortgage
Loan may be made unless such transfer is in compliance with the terms of Section
12.13. For the purposes of this Agreement, the Seller shall be under no obligation to deal with any person with respect to this Agreement or any
Mortgage Loan unless a properly executed Assignment and Assumption substantially in the form of Exhibit G with respect to such Mortgage Loan has been delivered to the Seller; provided, that, in no event shall there be more than four (4)
"Purchasers" with respect to any Mortgage Loan Package, except as may be otherwise set forth in the related Purchase Price and Terms Agreement.

                  Section 2.03 Delivery of Documents.

                  No later than the date set forth in the related Purchase Price and Terms Agreement, the Seller shall deliver to the Custodian those Mortgage
Loan Documents as required by this Agreement with respect to each Mortgage Loan included in the related Mortgage Loan Package, a list of which is attached as
Exhibit B hereto. On or prior to the related Closing Date, the Custodian shall have certified its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the initial certification of the Custodian in the form annexed to the Custodial Agreement.
The Purchaser shall be responsible for maintaining the Custodial Agreement and shall pay all fees and expenses of the Custodian. On the related Closing Date, the Seller shall release any interest that it has in the Mortgage Loan Documents upon its receipt of the Purchase Price for the related Mortgage Loans. Within forty-five (45) days of receipt by the Seller of any notice from the Purchaser or the Custodian that any of the Mortgage Loan Documents is missing, does not appear regular on its face (i.e., is

                                      -16-

mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule
(each, a "Material Defect"), the Seller shall cure such Material Defect (and, in such event, the Seller shall provide the Purchaser with an Officer's Certificate confirming that such cure has been effected). If the Seller does not so cure such Material Defect, it shall, if such Material Defect would under Accepted
Servicing Practices reasonably be expected to result in a loss, repurchase the related Mortgage Loan at the Repurchase Price. A loss shall be deemed to be attributable to the failure of the Seller to cure a Material Defect if, as determined by the Purchaser acting in good faith, absent such Material Defect, such loss would not have been incurred.

                  The Seller shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any
Mortgage Loan entered into in accordance with Section 5.01 or 7.01 within two weeks of their execution, provided, however, that the Seller shall provide the
Custodian and the Purchaser or its designee with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation. If delivery is not completed within ninety (90) days from its submission solely because such documents shall not have been returned by the appropriate recording office, the Seller shall notify the Purchaser of the same and indicate in such notice the approximate date on which such documents shall be delivered, provided that, if such delivery is not completed within one hundred eighty (180) days of submission, the Seller shall provide the Purchaser with periodic updates as to the status of any such submission, which updates shall be provided as often as may reasonably be deemed necessary by the
Purchaser.

                  The Seller shall deliver a final Mortgage Loan Schedule for the Mortgage Loans included in any Mortgage Loan Package to be purchased on any
Closing Date to the Purchaser no later than the date set forth in the related
Purchaser Price and Terms Agreement.

                  In addition, in connection with the assignment of any MERS
Mortgage Loan, the Seller agrees that it will cause, at its own expense, the
MERS System to indicate that such Mortgage Loans have been assigned by the
Seller to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS
System to identify the Purchaser of such Mortgage Loans. The Seller further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this
Agreement.

                                  ARTICLE III

                                 PURCHASE PRICE

                  The Purchase Price shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to the adjustments as provided therein), multiplied by the aggregate Stated Principal Balance of the
Mortgage Loans included in the related Mortgage Loan

                                      -17-

Package. Notwithstanding the foregoing, if a Mortgage Loan prepays in full between the related Cut-off Date and the related Closing Date, inclusive, the
Seller shall either remove such Mortgage Loan from the Mortgage Loan Schedule or reimburse the Purchaser for the premium over par (if any) which the Purchaser paid within five (5) days of the related Closing Date. In addition, Purchaser will not purchase any Mortgage Loan that has not made a payment as of the date set forth in the related Purchase Price and Terms Agreement. The initial principal amount of the Mortgage Loans shall be the aggregate principal balance of such Mortgage Loans, so computed as of the related Cut-off Date. On each
Closing Date, the Purchaser shall deduct from the Purchase Price proceeds certain costs and expenses set forth in Article XIII or in the related Purchase
Price and Terms Agreement, if applicable.

                  In addition to the Purchase Price as described above, the
Purchaser shall pay to the Seller, on the related Closing Date, accrued interest on the Stated Principal Balance of the Mortgage Loans as of the related Cut-off
Date at the weighted average Mortgage Interest Rate from the date interest was last received on the related Mortgage Loan through the day prior to the related
Closing Date, inclusive.

                  The Purchase Price shall be paid on the related Closing Date by wire transfer of immediately available federal funds.

                  The Purchaser shall be entitled to (i) all principal received after the related Cut-off Date, (ii) all other recoveries of late charges, assumption fees or other charges collected after the related Cut-off Date, to the extent any such charges are not Ancillary Income, and (iii) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate. The principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal received on or before the related Cut-off
Date. All payments of principal and interest (minus interest at the Servicing
Fee Rate) due on the first day of the month after the related Cut-off Date shall belong to the Purchaser.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES;
                               REMEDIES AND BREACH

                  Section 4.01 Seller Representations and Warranties.

                  The Seller represents and warrants to the Purchaser that as of the Closing Date:

                  (a) Due Organization and Authority. The Seller is a
corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power and authority to execute and deliver this Agreement and to perform in

                                      -18-

accordance herewith; the execution, delivery and performance of this Agreement
(including all instruments of transfer to be delivered pursuant to this
Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and to the application of equitable principles in any proceeding, whether at law or in equity; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

                  (b) Ordinary Course of Business. The consummation of the
transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the
Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                  (c) No Conflicts. Neither the execution and delivery of this
Agreement, the acquisition of the Mortgage Loans by the Seller, the sale of the
Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any legal restriction or any material agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

                  (d) Ability to Perform. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the
Mortgage Loans will not cause the Seller to become insolvent. The sale of the
Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors;

                  (e) No Litigation Pending. There is no action, suit,
proceeding or investigation pending or, to the Seller's knowledge, threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the
Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

                  (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the
Mortgage Files to the Custodian or the sale of the Mortgage Loans to the

                                      -19-

Purchaser or the consummation of the transactions contemplated by this
Agreement, or if required, such approval has been obtained prior to the related
Closing Date;

                  (g) Selection Process. The Mortgage Loans were not
intentionally selected in a manner so as to affect adversely the interests of the Purchaser;

                  (h) No Untrue Information. This Agreement, the related
Acknowledgment and Conveyance Agreement, and any statement, report or other document furnished or to be furnished pursuant to this Agreement, the related
Acknowledgment and Conveyance Agreement or in connection with the transactions contemplated hereby do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading;

                  (i) Sale Treatment. The Seller will treat the sale of the
Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and for federal income tax purposes;

                  (j) No Commissions to Third Parties: The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Purchaser;

                  (k) Financial Statements. The Seller has delivered to the
Purchaser financial statements as to its last two (2) complete fiscal years for which financial statements are available. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

                  (l) Fair Consideration. The consideration received by the
Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans; and

                  (m) MERS: The Seller is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such
Mortgage Loans are registered with MERS;

                  (n) Ability to Service: The Seller is an approved servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is in good standing to service mortgage loans for Fannie Mae and Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae and
Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac, as applicable; and

                                      -20-

                  (o) Reasonable Servicing Fee: The Seller acknowledges and
agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage
Loans pursuant to this Agreement.

                  Section 4.02 Representations and Warranties Regarding
                               Individual Mortgage Loans.

                  As to each Mortgage Loan, the Seller hereby represents and warrants to the Purchaser that as of the related Closing Date:

                  (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects;

                  (b) Payments Current. All payments required to be made up to the related Closing Date on the Mortgage Loan under the terms of the Mortgage
Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent for thirty (30) days or more at any time since the date the Mortgage Loan was originated. The first Monthly Payment has been or shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

                  (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.
The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Purchaser.
The substance of any such waiver, alteration or modification has been approved by any related title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by any related the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan
Schedule;

                                      -21-

                  (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage
Note or the Mortgage, or the exercise of any right thereunder, render either the
Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of
Fannie Mae or Freddie Mac. If upon origination of the Mortgage Loan, the
Mortgaged Property was in an area identified in the Federal Register by the
Federal Emergency Management Agency as having special flood hazards a life-of-loan flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae or Freddie Mac. Such flood insurance shall be with an insurer acceptable under the Fannie Mae Guides or the
Freddie Mac Guides. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the
Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

                  (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory or abusive lending, or disclosure laws applicable to the Mortgage Loan have been complied with, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser on the related Closing Date, evidence of compliance with all such requirements.

                  (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the
Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been

                                      -22-

executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the
Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

                  (i) Location and Type of Mortgaged Property. As to Mortgage
Loans that are not Co-op Loans and that are not secured by an interest in a leasehold estate, the Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, a two- to four-family dwelling, an individual condominium unit in a condominium project, or an individual unit in a planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Underwriting Guidelines regarding such dwellings and that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes except as permitted under the Underwriting Guidelines;

                  (j) Valid First or Second Lien. With respect to any First Lien
Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, and with respect to any Second
Lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, including, for Mortgage Loans that are not Co-op Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the
Mortgage Note's original principal balance. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien or second lien, as applicable, of the Mortgage subject only to:

                  (1) with respect to any Second Lien Mortgage Loan, the related
         First Lien;

                  (2) the lien of current real property taxes and assessments not yet due and payable;

                  (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the
         Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and

                  (4) other matters to which like properties are commonly
         subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

                  (k) Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to

                                      -23-

any First Lien Mortgage Loan, a valid, subsisting and enforceable first lien and first priority security interest and (2) with respect to any Second Lien
Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein and the Seller has full right to sell and assign the same to the
Purchaser. The Mortgaged Property was not, as of the date of origination of the
Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument, if any, creating a lien subordinate to the lien of the Mortgage;

                  (l) Validity of Mortgage Documents. The Mortgage Note and the
Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors generally and the equitable remedy of specific performance and by general equitable principles. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the related Mortgage and any other related agreement, and the Mortgage Note and the related Mortgage and any other related agreement have been duly and properly executed by such parties. No fraud was committed in connection with the origination of the Mortgage Loan. The
Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

                  (m) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or related Mortgage;

                  (n) Ownership. Except with respect to MERS Mortgage Loans, the
Seller or its affiliate is the sole owner of record and holder of the Mortgage
Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage
Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

                  (o) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are
(or, during the period in which they held and disposed of such interest, were)
(1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4)
federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

                  (p) LTV, PMI Policy. If a Mortgage Loan has an LTV greater than 80% and is subject to a PMI Policy, such PMI Policy was issued by a
Qualified Insurer and insures against

                                      -24-

payment defaults that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by Fannie Mae. All provisions of any such PMI Policy have been and are being complied with, any such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. If the Mortgage Loan provides for negative amortization or for the potential for negative amortization, the PMI Policy insures any increase in the
Stated Principal Balance from the original balance of the Mortgage Note. Any
Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the
Mortgage Loan Schedule is net of any such insurance premium;

                  (q) Loan to Value Ratio. No Mortgage Loan has an LTV of
greater than as set forth in the related Purchase Price and Terms Agreement. No
Second Lien Mortgage Loan has a CLTV of greater than 100%;

                  (r) Title Insurance. Each Mortgage Loan that is not a Co-op
Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 4.02. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged
Property or any interest therein. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.
No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the
Seller;

                  (s) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note or related documents and no event which, with the passage of time or with notice and the expiration of any applicable grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor any of its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Second Lien Mortgage Loan, (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien

                                      -25-

Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

                  (t) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                  (u) Location of Improvements; No Encroachments. All
improvements which were considered in determining the Appraised Value of the
Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties to which value was assigned encroach upon the Mortgaged Property; further, the value of the
Mortgaged Property is not diminished by any improvements on adjoining properties which encroach the Mortgaged Property. No improvement located on or being part of the Mortgaged Property (upon which value was given in determining the
Appraised Value) is in violation of any applicable zoning law or regulation;
provided, that in no event shall a legal nonconforming use of the Mortgaged
Property be considered a violation of any such zoning law or regulation;

                  (v) Origination: Payment Terms. Except with respect to
Interest Only Mortgage Loans, principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority.
The Mortgage Interest Rate is (i) with respect to ARM Mortgage Loans, adjusted on each Interest Rate Adjustment Date pursuant to the related Mortgage Loan
Documents and subject to the Mortgage Interest Rate Cap, the Periodic Rate Cap
and the Lifetime Rate Cap and (ii) with respect to Fixed Rate Mortgage Loans, the fixed interest rate set forth in the Mortgage Note. Except with respect to any balloon Mortgage Loans and Interest Only Mortgage Loans, as indicated on the related Mortgage Loan Schedule, the Mortgage Note is payable in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization; provided, however, in the case of a balloon Mortgage Loan, the
Mortgage Loan matures at least five (5) years after the first payment date, but prior to the full amortization of the Mortgage Loan, thereby requiring a final payment of the outstanding principal balance prior to the full amortization of such Mortgage Loan. The Mortgage Interest Rate, as well as the Lifetime Rate
Cap, the Periodic Rate Cap and the Mortgage Interest Rate Cap, are as set forth on the Mortgage Loan Schedule. No ARM Mortgage Loan contains terms whereby the
Mortgagor is permitted to convert the Mortgage Loan to a Fixed Rate Mortgage
Loan and no ARM Mortgage Loan contains a rounding feature. All of the ARM
Mortgage Loans contain an interest rate provision that requires a lookback of 25 days. No mortgage loan provides for negative amortization. The Mortgage Interest
Rate is as set forth on the Mortgage Loan Schedule.

                                      -26-

                  (w) Customary Provisions. The related Mortgage contains
customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged
Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii)
otherwise by judicial or nonjudicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

                  (x) Conformance with Underwriting Guidelines. The Mortgage
Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated. The Mortgage Note and Mortgage are on forms acceptable to participants in the secondary mortgage market for similar types of Mortgage Loans;

                  (y) Occupancy of the Mortgaged Property. As of the related
Closing Date the Mortgaged Property will be lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (z) No Additional Collateral. The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding
Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in the "Valid First or Second Lien" representation above;

                  (aa) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the
Mortgagor;

                  (bb) Acceptable Investment. The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged
Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

                  (cc) Delivery of Mortgage Documents. The Mortgage Note, the
Mortgage, the Assignment of Mortgage and any other documents required to be delivered by the Seller under this Agreement have been or will be delivered to the Purchaser or its designee prior to the related Closing Date. The Seller is in possession of a complete, true and accurate Mortgage File in

                                      -27-

compliance with Exhibit B hereto, except for such documents the originals of which have been delivered to the Purchaser or its designee;

                  (dd) Condominiums/Planned Unit Developments/Manufactured
Dwellings. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets the related Underwriting Guidelines.
With respect to each Mortgage Loan secured by a manufactured home: (i) the manufactured home is permanently affixed to a foundation which is suitable for the soil conditions of the side; (ii) all foundations, both perimeter and interior have footings that are located below the frost line; (iii) any wheels, axles and trailer hitches are removed from the manufactured home; (iv) the related Mortgage Loan is covered under a standard real estate title insurance policy or attorney's title opinion or certificate that identified the manufactured home as part of the real property an insures or indemnifies against any loss if the manufactured home is determined not to be part of the real property. In no event shall any Mortgage Loan be secured by a mobile home;

                  (ee) Transfer of Mortgage Loans. If the Mortgage Loan is not a
MERS Mortgage Loan, each of the Mortgage and the Assignment of Mortgage (upon the insertion of the assignee's name) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                  (ff) Due on Sale. Each Mortgage, together with any such
documents as may be required under applicable law, contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee;

                  (gg) No Buydown Provisions; No Graduated Payments or
Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a
"buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                  (hh) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate readjustment feature and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority as indicated on the Mortgage Loan Schedule by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to the Purchaser, Fannie Mae or Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                  (ii) Mortgaged Property Undamaged; No Condemnation
Proceedings. There is no proceeding pending or to the Seller's knowledge threatened for the total or partial

                                      -28-

condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (jj) Collection Practices; Escrow Payments. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices in all respects in compliance with all applicable laws and regulations and in all material respects proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, if applicable, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All
Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate
adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. The index used for the adjustment of the
Mortgage Interest Rate on each ARM Loan is the Index. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

                  (kk) Appraisal. The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser;

                  (ll) Servicemembers' Relief Act. Unless otherwise indicated on the related Mortgage Loan Schedule, the Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the
Mortgagor under the Servicemembers' Civil Relief Act;

                  (mm) Environmental Matters. To the best of the Seller's
knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

                  (nn) Insurance. The Seller has caused or will cause to be
performed any and all acts required to preserve the rights and remedies of the
Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser; No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In

                                      -29-

connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

                  (oo) Mortgagor Acknowledgment. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of ARM Mortgage Loans or the Seller has verification of delivery of such materials. The Seller shall maintain or cause to be maintained such statement or verification in the
Mortgage File;

                  (pp) Regarding the Mortgagor. The Mortgagor is one or more natural persons, or, to the extent such entities are acceptable mortgagors under
Fannie Mae guidelines, a qualified living trust (revocable trust) or a qualified land trust.

                  (qq) Predatory Lending Regulations; High Cost Loans. None of
the Mortgage Loans are classified as (i) "high cost" loans under the Home
Ownership and Equity Protection Act of 1994 or (ii) "high cost," "threshold,"
"abusive," "covered" (excluding home loans defined as "covered home loans"
pursuant to the New Jersey Home Ownership Security Act of 2002) or "predatory"
loans under any other applicable state, federal or local law. Each loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                  (rr) Georgia Mortgage Loans. No Mortgage Loan originated
between October 1, 2002 and March 7, 2003 (both inclusive) and secured by a
Mortgaged Property located in the State of Georgia is a "home loan" and is either a "covered" or "high cost loan" as defined in the Georgia Fair Lending
Act, as amended. No Mortgage Loan originated after March 7, 2003 and secured by a Mortgaged Property located in the State of Georgia is a "home loan" and is a
"high cost loan" as defined in the Georgia Fair Lending Act, as amended;

                  (ss) REMIC Status. The Mortgage Loan is a qualified mortgage for inclusion in a "real estate mortgage investment conduit" for federal income tax purposes;

                  (tt) Simple Interest Mortgage Loans. None of the Mortgage
Loans are simple interest Mortgage Loans;

                  (uu) Single Premium Credit Life Insurance. None of the
proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies;

                  (vv) Tax Service Contract The Seller has obtained a life of loan, transferable real estate tax service contract with an Approved Tax Service
Contract Provider on each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser; upon the initial set-up, each such tax service contract shall contain complete and accurate information with respect to the Mortgage Loan and the Mortgaged Property;

                  (ww) Flood Certification Contract. The Seller has obtained a life of loan, transferable flood certification contract with an Approved Flood
Policy Insurer for each

                                      -30-

Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

                  (xx) Genuineness of Signatures. Each of the documents in the
Mortgage File is genuine and contains genuine signatures. Each document that
Purchaser requires to be an original document is an original document. All certified copies of original documents are true copies and meet the applicable requirements and specifications of this Agreement and any other written requirements that Purchaser has reasonably made of the Seller;

                  (yy) No Prior Rejection. No Mortgage Loan has been previously submitted for purchase by the Seller to the Purchaser and reviewed and rejected by the Purchaser for credit compliance or valuation reasons;

                  (zz) Qualified Mortgage Loan. Each Mortgage Loan constitutes a qualified mortgage loan under Section 860(g)(a)(3)(A) of the Code and Treasury
Regulations Section 1.860G-2(a)(1) and (3);

                  (aaa) Convertibility. No ARM Mortgage Loan contains a
provision whereby the Mortgagor can convert the mortgage loan to a fixed rate instrument.

                  (bbb) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to MERS, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of recordation.

                  (ccc) Origination Practices. No error, omission,
misrepresentation, negligence, fraud or similar occurrence with respect to a
Mortgage Loan has taken place on the part of any person including without limitation the Seller, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or, in the application of any insurance in relation to such Mortgage Loan; no predatory or deceptive lending practices or deceptive trade practices, including, without limitation, the extension of credit without regard to the ability of the borrower to repay and the extension of credit which has no apparent benefit to the borrower, were employed in the origination of the Mortgage Loan. No
Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at any time within twenty-four months prior to the origination of the
Mortgage Loan, nor has any Mortgagor had a foreclosure proceeding commenced against such Mortgagor within twenty-four months prior to origination of the
Mortgage Loan;

                  (ddd) Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001;

                  (eee) Credit Reporting. The Seller has fully furnished in
accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax,
Experian and Trans Union on a monthly basis.

                                      -31-

                  (fff) FICO Scores. The FICO score of each Mortgage Loan is not less than what is set forth on the related Mortgage Loan Schedule;

                  (ggg) Prepayment Fee. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Seller through the related Closing Date, and each prepayment fee is permitted pursuant to federal, state and local law and does not exceed the maximum amount permitted under applicable law. With respect to each Mortgage
Loan that contains a prepayment fee, such prepayment fee is set forth on the related Mortgage Loan Schedule;

                  (hhh) Lost Instrument Affidavits. In the event any Mortgage
File contains a lost note affidavit in lieu of a Mortgage Note, such lost note affidavit, when assigned, will be sufficient to effect the transfer of title to the related Mortgage Loan, without the need for a judicial proceeding, administrative action, court or regulatory order, or similar action or order;
and

                  (iii) Second Lien Mortgage Loans.

                  (i) Either (A) no consent for the Second Lien Mortgage Loan is required by the holder of the related First Lien or (B) such consent has been obtained and is contained in the Mortgage File;

                  (ii) With respect to any Second Lien Mortgage Loan, the Seller has not received notice of: (A) any proceeding for the total or partial condemnation of any Mortgaged Property, (B) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting such Mortgaged Property or (C) any default under any mortgage, lien or other encumbrance senior to such Mortgage;

                  (iii) With respect to any Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the Mortgaged
         Property is located, the original lender has filed of record a request for notice of any action by the senior lienholder under the related
         First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;

                  (iv) No Second Lien Mortgage Loan is a "home equity line of credit" or Texas Home Equity Loan; and

                  (v) (v) As of the related Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured.

                  Section 4.03 Remedies for Breach of Representations and
                               Warranties.

                  (a) It is understood and agreed that the representations and warranties set forth in Sections 4.01 and 4.02 shall survive the sale of the
Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or
Assignment of Mortgage or the examination or failure to examine any Mortgage
File. Upon

                                      -32-

discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein, or which materially and adversely affects the interests of Purchaser in the related
Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a "Breach"), the party discovering such Breach shall give prompt written notice to the other.

                  Upon discovery by either party of a Breach of any
representation or warranty, the party discovering such Breach shall give prompt written notice to the other party. Within 60 days of the earlier of either discovery by or notice to the Seller of any Breach of a representation or warranty, the Seller shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price.
In the event that a Breach shall involve any representation or warranty set forth in Section 4.01, the Seller shall use its best efforts to cure such Breach within 60 days of the earlier of notice or discovery thereof, and if such Breach cannot be cured within 75 days of the earlier of either discovery by or notice to the Seller of such Breach, the Seller shall, at the Purchaser's option, repurchase all affected Mortgage Loans at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section
4.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled
Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

                  If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage, the Seller shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS System the Seller as the beneficial holder of such Mortgage Loan.

                  At the time of repurchase, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the
delivery to the Seller of any documents held by the Custodian relating to the
Deleted Mortgage Loan. In the event of a repurchase, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser and any servicer of the Mortgage Loans that such repurchase has taken place. For the month of repurchase, distributions to Purchaser shall include the Monthly
Payment due on any Deleted Mortgage Loan in the month of repurchase, and the
Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

                  If the Seller is required to repurchase any Mortgage Loan
pursuant to this Section 4.03 as a result of a breach of any of the representations and warranties set forth in Section 4.02, the Seller may, with the Purchaser's prior consent, which consent shall not be unreasonably withheld, within two years from the related Closing Date, remove such defective Mortgage
Loan from the terms of this Agreement and provide a Qualified Substitute
Mortgage Loan for such defective Mortgage Loan, in lieu of repurchase.

                                      -33-

                  The Seller shall amend the related Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such Qualified Substitute Mortgage Loan therefor. Upon such amendment, the Purchaser shall review the Mortgage File delivered to it relating to the Qualified Substitute Mortgage Loan. The Monthly Payment on a Qualified
Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Monthly Payment on the defective Mortgage
Loan for which the substitution is made, due on such Due Date shall be the property of the Purchaser.

                  In addition to such repurchase or substitution obligation, the
Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, including without limitation, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Seller representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Seller set forth in this Section 4.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this
Section 4.03 constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties.

                  Any cause of action against the Seller relating to or arising out of the Breach of any representations and warranties made in Sections 4.01 and 4.02 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such Breach within the applicable cure period or repurchase such Mortgage Loan as specified above, and (iii) demand upon the
Seller by the Purchaser for compliance with this Agreement.

                  With respect to any Mortgage Loan, if the related Mortgagor is thirty (30) or more days delinquent with respect to the Mortgage Loan's first
Monthly Payment due to the Purchaser, the Seller shall, upon receipt of notice from the Purchaser, promptly repurchase such Mortgage Loan from the Purchaser in accordance with this Section; provided, that no right to cure set forth herein shall apply.

                  Notwithstanding any provision to the contrary, in the event that a Mortgage Loan is prepaid in full within thirty days of the related
Closing Date, the Seller shall pay to the Purchaser the purchase price premium
(if any) paid by the Purchaser for the Mortgage Loan, reduced by any prepayment penalty fees received from the borrower and remitted to the Purchaser; provided, however, in the event that the Purchaser or a subsequent servicer forgives the related prepayment penalty and still satisfies the Mortgage Loan, the Seller shall pay to the Purchaser the purchase price premium paid by the Purchaser for the Mortgage Loan, reduced by the forgiven prepayment penalty amount.

                                      -34-

                  Section 4.04 Restrictions and Requirements Applicable in the
                               Event that a Mortgage Loan is Acquired by a
                               REMIC.

                  In the event that any Mortgage Loan is held by a REMIC,
notwithstanding any contrary provision of this Agreement, the following provisions shall be applicable to such Mortgage Loan:

                  (A) Repurchase of Mortgage Loans.

                  With respect to any Mortgage Loan that is not in default or as to which no default is imminent, no repurchase pursuant to Section 4.03 or 8.03 shall be made, unless, if so required by the applicable REMIC Documents the
Seller has obtained an Opinion of Counsel to the effect that such repurchase will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC (as defined in Section 860F of the Code) or otherwise subject the
REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

                  (B) Tax Returns.

                  (1) With respect to the Mortgage Loans serviced by the Seller under this Agreement, the Seller covenants and agrees that it shall cooperate and provide any and all information to enable the trustee or other responsible party to perform all of the following duties: (a)
         prepare, file, and sign all Tax Returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting when and as required by the REMIC Provisions and other applicable federal income tax laws; (b) make an election, on behalf of the REMIC to be treated as a REMIC on the Tax Returns of the REMIC for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and file, or cause to be prepared and filed, and deliver, any and all Tax
         Returns, information statements or other filings required to be delivered to any governmental taxing authority, or to any owner thereunder, pursuant to any applicable federal, state or local tax law with respect to the REMIC or the certificates issued thereunder and the transactions contemplated thereby; (d) cause to be provided to the owner thereunder such data necessary for their original issue discount computations and market discount computations with respect to the certificates issued thereunder for federal income tax purposes as the owner thereunder may reasonably request from time to time; (e) conduct the affairs of the REMIC so as to maintain the status thereof as a
         REMIC under the REMIC Provisions; (f) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC; (g) make any election required by the REMIC Provisions to treat as "foreclosure property"
         within the meaning of Section 860G(a)(8) of the Code all property that the REMIC has acquired or will acquire that may qualify as such foreclosure property; (h) provide or cause to be provided notice to the holders of any certificates issued thereunder of the existence of the restrictions on transfers and exchange provided under the REMIC documents; (i) provide or cause to be provided information necessary for the computation of tax imposed on the transfer of a residual certificate issued thereunder to a Disqualified Organization, or an agent of a Disqualified Organization, provided that the reasonable cost of computing and furnishing such information may be charged to the person liable for such tax; and (j) in a timely manner cause to be paid the amount of any and all federal, state and local taxes

                                      -35-

         imposed on the REMIC or its respective assets or transactions including, without limitation, (i) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (ii) any tax on contributions to a REMIC after the closing date of such REMIC imposed under Section 860G(d) of the Code and (iii) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code.

                  (2) Within 30 days after the closing date of any REMIC, if so required by the applicable REMIC Documents, the Seller shall cooperate and provide any and all information necessary or helpful to enable the trustee or other responsible party to prepare and file (or cause to be prepared and filed) with the Internal Revenue Service Form 8811,
         "Information Return for Real Estate Mortgage Investment Conduits
         (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC.
         The trustee or other responsible party shall sign such returns and is hereby indemnified and held harmless by the Seller with respect to any tax or liability arising from the trustee's or other responsible party's signing such information returns to the extent that such tax or liability results from information provided by or on behalf of the
         Seller or information that should have been provided by or on behalf of the Seller pursuant to the terms hereof and in accordance with Accepted
         Servicing Practices, and is not the result of any miscalculation, misinterpretation, error or omission on the part of such trustee or responsible party.

                  (C) General Servicing Obligations.

                  The Seller shall use its best efforts to sell any REO Property within three (3) years after its acquisition by the REMIC unless (i) the Seller applies for an extension of such three-year period from the Internal Revenue
Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or
(ii) the Seller obtains for the Purchaser an Opinion of Counsel, addressed to the Purchaser and the Seller, to the effect that the holding by the REMIC of such REO Property subsequent to such three year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC under the REMIC
Provisions or comparable provisions of relevant state laws at any time. The
Seller shall manage, conserve, protect and operate each REO Property for the
Purchaser solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property"
which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Seller shall either itself or through an agent selected by the Seller protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO
Property is located and may, incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, as the Seller deems to be in the best interest of the Seller and the Purchaser for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

                                      -36-

                  (D) Additional Covenants.

                  In addition to the provision set forth in this Section 4.04, if a REMIC election is made with respect to the arrangement under which any of the Mortgage Loans or REO Properties are held, then, with respect to such
Mortgage Loans and/or REO Properties, and notwithstanding the terms of this
Agreement, the Seller shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the
REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on
"contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the
Seller has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                  If a REMIC election is made with respect to the arrangement under which any Mortgage Loans or REO Properties are held, the Purchaser and
Seller shall amend this Agreement such that it will meet all applicable Rating
Agency requirements.

                                   ARTICLE V

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

                  Section 5.01 Seller to Act as Servicer.

                  The Seller, as an independent contractor, shall service and administer the Mortgage Loans from the related closing date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted
Servicing Practices. The Seller shall service and administer the Mortgage Loans through the exercise of the same care that it customarily employs for its own account. The Seller may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder. Notwithstanding anything herein to the contrary, the
Seller may delegate any of its duties under this Agreement to one or more affiliates without regard to any of the requirements of this Section; provided, however, that the Seller shall not be released from any of its responsibilities hereunder by virtue of such delegation.

                  Consistent with the terms of this Agreement, prior to a
Mortgage Loan becoming subject to a Reconstitution Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that the Seller shall not make any future advances with respect to a Mortgage Loan and (unless the
Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Seller, imminent and the Seller has obtained the prior written consent of the Purchaser) the Seller shall not permit any modification with respect

                                      -37-

to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. The Seller agrees and acknowledges, provided, that, in the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Seller shall, on the
Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial
Account from its own funds, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the
Mortgagor. To the extent the Seller has received the Purchaser's prior written consent for any such modification permitting the deferral of interest or principal payments, the Seller shall be entitled to reimbursement for advances required under this paragraph, pursuant to Section 5.05. Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage
Loans and with respect to the Mortgaged Properties, and, with the prior consent of the Purchaser, which shall be deemed given if the Purchaser does not affirmatively grant or deny consent within five (5) days of request therefor, institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Purchaser pursuant to the provisions of Section 5.17. If reasonably required by the Seller, the Purchaser shall promptly furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

                  The Seller is authorized and empowered by the Purchaser, in its own name, when the Seller believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Purchaser, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a
Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

                  In servicing and administering the Mortgage Loans, the Seller shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted
Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Seller. If the Seller determines that any Servicing Advance or Monthly Advance made, or to be made, with respect to such Mortgage Loan is not, or, if made would not be, recoverable from related late collections thereon or proceeds thereof, the Seller shall deliver to the Purchaser an Officer's Certificate indicating the reasons for such determination. The Purchaser and Seller shall cooperate to minimize the number of Officer's Certificates required to be delivered pursuant to the preceding sentence.

                  If the Seller is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the Mortgage or the
Mortgage Note secured thereby, or has filed or intends to file

                                      -38-

an election to have the Mortgaged Property sold or foreclosed, the Seller shall immediately notify the Purchaser of any such notice from or action by the superior lienholder and of the amount necessary to cure the default or reinstate the superior lien. The Seller shall further make recommendations to the
Purchaser (including note sales to third parties) so as to best protect the
Purchaser's interest in and the security of the related Mortgage Loan. If the
Purchaser directs the Seller to cure a default under or otherwise reinstate a superior lien, the Purchaser will advance to the Seller necessary funds to cure the default or reinstate the superior lien. The Seller shall thereafter take immediate action to recover from the Mortgagor the amount so advanced. The
Purchaser shall notify the Seller in writing of any and all action which it requests the Seller to take.

                  In the event that the Seller reasonably deems that the factual circumstances require prompt action, the Seller may (but shall not be obligated
to) without notice to the Purchaser, advance the necessary funds to cure the default or reinstate the superior lien so as to best protect the Purchaser's interest. The Seller shall thereafter notify the Purchaser of the action taken, including the amount of the advance. The Purchaser shall reimburse the Seller for all advances made pursuant to this paragraph. The Seller shall thereafter take immediate action to recover from the Mortgagor the amount so advanced.

                  Section 5.02 Liquidation of Mortgage Loans.

                  In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 5.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as (1) the Seller would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted
Servicing Practices, and (3) the Seller shall determine prudently to be in the best interest of Purchaser, provided, however, that the Seller shall deliver a notice to the applicable Mortgagor of the Seller's intent to foreclose (such notice, a "Notice of Intent") by the time period set forth in the Fannie Mae
Guides or at such other time as permitted under applicable state law. In the event that any payment due under any Mortgage Loan is not postponed pursuant to
Section 5.01 and remains delinquent for a period of no later than ninety (90)
days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Seller shall commence foreclosure proceedings and provide notice thereof to the Purchaser in writing; provided that, the Seller may postpone such foreclosure proceedings until such payment is delinquent or any other default continues for a period of no later than one hundred twenty (120) days beyond the expiration of any grace or cure period, if the Seller in its good faith business judgment reasonably believes that the postponement of such foreclosure proceedings is warranted and the Purchaser shall not suffer a material loss in connection with such postponement. In such connection, the Seller shall from its own funds make all necessary and proper
Servicing Advances, provided, however, that the Seller shall not be required to expend its own funds in connection with any foreclosure or towards the restoration, preservation or inspection of any Mortgaged Property, unless in its good faith business judgment, the Seller reasonably believes (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of

                                      -39-

withdrawals from the Custodial Account pursuant to Section 5.05) or through
Insurance or Condemnation Proceeds (respecting which it shall have similar priority). If the Seller determines not to make a Servicing Advance pursuant to the preceding sentence, then the Seller shall deliver an Officer's Certificate setting forth the reasons for such determination.

                  Section 5.03 Collection of Mortgage Loan Payments.

                  Continuously from the related Closing Date until the date each
Mortgage Loan ceases to be subject to this Agreement, the Seller shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                  Section 5.04 Establishment of and Deposits to Custodial
                               Account.

                  The Seller shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial
Accounts, in the form of time deposit or demand accounts, titled "Wachovia
Mortgage Corporation in trust for Lehman Brothers Bank, purchaser of
Conventional Residential Fixed and Adjustable Rate Mortgage Loans, Group No.
2004-FLOW". The Custodial Account shall be established with a Qualified
Depository. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Seller in accordance with
Section 5.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Seller, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Seller. A copy of such certification or letter agreement shall be furnished to the
Purchaser and, upon request, to any subsequent purchaser of the Mortgage Loans.

                  The Seller shall deposit in the Custodial Account on a daily basis, within two (2) Business Days of receipt thereof, and retain therein, the following collections received by the Seller and payments made by the Seller after the Cut-off Date:

                  (i) all payments on account of principal on the Mortgage
         Loans, including all Principal Prepayments;

                  (ii) any Prepayment Charge received in connection with the
         Mortgage Loans;

                  (iii) all payments on account of interest on the Mortgage
         Loans adjusted to the Mortgage Loan Remittance Rate;

                  (iv) all Liquidation Proceeds;

                  (v) all Insurance Proceeds including amounts required to be deposited pursuant to Section 5.11 (other than proceeds to be held in the Escrow Account and

                                      -40-

         applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 5.15), Section
         5.12 and Section 5.15;

                  (vi) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the
         Mortgagor in accordance with Section 5.15;

                  (vii) any amount required to be deposited in the Custodial
         Account pursuant to Section 5.01, 5.10, 5.11, 5.20, 6.01, 6.03, 6.04,
         7.01 or 7.02;

                  (viii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 4.03; (ix) any amounts required to be deposited by the Seller pursuant to Section 5.12 in connection with the deductible clause in any blanket hazard insurance policy;

                  (x) any amounts required to be deposited by the Seller
         pursuant to Section 5.16 in connection with any unpaid claims that are a result of a breach by the Seller or any subservicer of the obligations hereunder or under the terms of a PMI Policy;

                  (xi) any amounts received by the Seller under a PMI or LPMI
         Policy;

                  (xii) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Seller's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage
         Loans; and

                  (xiii) any amounts received with respect to or related to any
         REO Property and all REO Disposition Proceeds pursuant to Section 5.17.

                  The foregoing requirements for deposit into the Custodial
Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Ancillary
Income need not be deposited by the Seller into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 5.05.

                  Section 5.05 Permitted Withdrawals From Custodial Account.

                  The Seller shall, from time to time, withdraw funds from the
Custodial Account for the following purposes:

                  (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 6.01;

                  (ii) to reimburse itself for Monthly Advances, the Seller's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related

                                      -41-

         Mortgage Loan which represent late collections (net of the related
         Servicing Fee) of principal and/or interest respecting which any such advance was made, it being understood that, in the case of such reimbursement, the Seller's right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Section 3.03, the Seller's right to such reimbursement shall be subsequent to the payment to the
         Purchaser of the Repurchase Price pursuant to such Section and all other amounts required to be paid to the Purchaser with respect to such
         Mortgage Loan;

                  (iii) to reimburse itself for unreimbursed Servicing Advances, the Seller's right to reimburse itself pursuant to this subclause (iii)
         with respect to any Mortgage Loan being limited to related Liquidation
         Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition
         Proceeds and other amounts received in respect of the related REO
         Property, and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Seller's right thereto shall be prior to the rights of the Purchaser;

                  (iv) to pay itself interest on funds deposited in the
         Custodial Account;

                  (v) with respect to each LPMI Loan, and amount equal to the related LPMI Fee to make payment of premiums due under the LPMI Policy;

                  (vi) to clear and terminate the Custodial Account upon the termination of this Agreement; (vii) to withdraw funds deposited in error; (viii) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 4.03 all amounts received thereon and not distributed as of the date on which the related
         Repurchase Price is determined;

                  (ix) to reimburse itself for unreimbursed Monthly Advances and
         Servicing Advances deemed to be non-recoverable, to the extent not fully reimbursed pursuant to paragraphs (ii) or (iii) above;

                  (x) to invest funds in certain Eligible Investments; and

                  (xi) to transfer funds to another Custodial Account
         established with a Qualified Depository in accordance with Section
         5.10.

                  In the event that the Custodial Account is interest bearing, on each Remittance Date, the Seller shall withdraw all funds from the Custodial
Account except for those amounts which, pursuant to Section 6.01, the Seller is not obligated to remit on such Remittance Date. The Seller may use such withdrawn funds only for the purposes described in this Section 5.05.

                                      -42-

                  Section 5.06 Establishment of and Deposits to Escrow Account.

                  The Seller shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Wachovia Mortgage Corporation, in trust Lehman Brothers Bank,
FSB, purchaser of Conventional Residential Fixed and Adjustable Rate Mortgage
Loans, Group No. 2004-FLOW, and various Mortgagors". The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Seller in accordance with Section 5.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit
E-1 hereto, in the case of an account established with the Seller, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Seller. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent purchaser.

                  The Seller shall deposit in the Escrow Account or Accounts on a daily basis, not later than two (2) Business Days after receipt thereof, and retain therein:

                  (i) all Escrow Payments collected on account of the Mortgage
         Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                  (ii) all amounts representing Insurance Proceeds or
         Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  The Seller shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 5.07. The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Seller shall pay interest on escrowed funds to the
Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

                  Section 5.07 Permitted Withdrawals From Escrow Account.

                  Withdrawals from the Escrow Account or Accounts may be made by the Seller only:

                  (i) to effect timely payments of ground rents, taxes,
         assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting
         Escrow Payments for the related Mortgage;

                  (ii) to reimburse the Seller for any Servicing Advances made by the Seller pursuant to Section 5.09 with respect to a related
         Mortgage Loan, but only from amounts received on the related Mortgage
         Loan which represent late collections of Escrow Payments thereunder;

                                      -43-

                  (iii) to refund to any Mortgagor any funds found to be in
         excess of the amounts required under the terms of the related Mortgage
         Loan;

                  (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                  (v) for application to restoration, inspection or repair of the Mortgaged Property in accordance with the procedures outlined in
         Section 5.15;

                  (vi) to pay to the Seller, or any Mortgagor to the extent
         required by law, any interest paid on the funds deposited in the Escrow
         Account;

                  (vii) to pay to the Mortgagors or other parties Insurance
         Proceeds in accordance with Section 5.06;

                  (viii) to clear and terminate the Escrow Account on the
         termination of this Agreement; and

                  (ix) to withdraw funds deposited in error.

                  The Seller will be responsible for the administration of the
Escrow Accounts and will be obligated to make Servicing Advances to the Escrow
Account in respect of its obligations under this Section 5.07, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Seller knows, or in the exercise of the required standard of care of the Seller hereunder should know, is necessary to avoid the loss of the
Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Seller receives notice of a tax lien with respect to the Mortgage being imposed, the Seller will, within ten
(10) days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.

                  Section 5.08 Completion and Recordation of Assignment of
Mortgage.

                  To the extent permitted by applicable law, each of the
Assignments of Mortgage to be prepared by the Seller will be subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the
Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere.

                  Section 5.09 Payment of Taxes, Insurance and Other Charges.

                  (a) With respect to each Mortgage Loan which provides for
Escrow Payments, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and

                                      -44-

shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The
Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow
Payments, and the Seller shall make advances from its own funds to effect such payments.

                  (b) To the extent that a Mortgage Loan does not provide for
Escrow Payments, the Seller shall make advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as the Seller determines to be in the best interest of the Purchaser, provided, that in any event the Seller shall pay such charges on or before the earlier of (a) any date by which payment is necessary to preserve the lien status of the Mortgage or (b) the date which is ninety days after the date on which such charges first became due. The Seller shall pay any late fee or penalty which is payable due to any delay in payment of any Property Charge after the earlier to occur of (a) the date on which the
Seller receives notice of the failure of the Mortgagor to pay such Property
Charge or (b) the date which is ninety days after the date on which such charges first became due.

                  Section 5.10 Protection of Accounts.

                  The Seller may transfer the Custodial Account or the Escrow
Account to a different Qualified Depository from time to time. Such transfer shall be made only upon providing notice to the Purchaser.

                  The Seller shall bear any expenses, losses or damages
sustained by the Purchaser because the Custodial Account and/or the Escrow
Account are not demand deposit accounts.

                  Amounts on deposit in the Custodial Account and the Escrow
Account may at the option of the Seller be invested in Eligible Investments;
provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured
Amount") the Seller shall be obligated to invest the excess amount over the
Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such
Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such
Eligible Investment is an obligation of a Qualified Depository (other than the
Seller) that maintains the Custodial Account or the Escrow Account, then such
Eligible Investment may mature on such Remittance Date. Any such Eligible
Investment shall be made in the name of the Seller in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Seller and may be withdrawn at any time by the
Seller. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Seller out of its own
funds immediately as realized.

                                      -45-

                  Section 5.11 Maintenance of Hazard Insurance.

                  The Seller shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Fannie Mae and Freddie Mac guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (a) 100% of the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (i) the outstanding principal balance of the Mortgage Loan and (ii)
an amount such that the proceeds thereof shall be sufficient to prevent the
Mortgagor or the loss payee from becoming a co-insurer.

                  If upon origination of the Mortgage Loan, the related
Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac, in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster
Protection Act of 1973, as amended. If at any time during the term of the
Mortgage Loan, the Seller determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of
1973, as amended, the Seller shall notify the related Mortgagor that the
Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Seller shall immediately force place the required flood insurance on the Mortgagor's behalf.

                  If a Mortgage is secured by a unit in a condominium project, the Seller shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Seller promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

                  The Seller shall cause to be maintained on each Mortgaged
Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

                  In the event that any Purchaser or the Seller shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the
Mortgagor pursuant to the terms of the Mortgage, the Seller shall, in its discretion, communicate with the Mortgagor with respect to the need for such

                                      -46-

insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

                  All policies required hereunder shall name the Seller as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least thirty (30) days' prior written notice of any cancellation, reduction in amount or material change in coverage.

                  The Seller shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Seller shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Seller shall furnish to the
Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

                  Pursuant to Section 5.04, any amounts collected by the Seller under any such policies (other than amounts to be deposited in the Escrow
Account and applied to the restoration or repair of the related Mortgaged
Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Seller's normal servicing procedures as specified in Section 5.15) shall be deposited in the Custodial
Account subject to withdrawal pursuant to Section 5.05.

                  Notwithstanding anything set forth in the preceding paragraph, the Seller agrees to indemnify the Purchaser for any claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Mortgage (or the Seller) to maintain hazard insurance or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

                  Section 5.12 Maintenance of Mortgage Insurance.

                  In the event that the Seller shall obtain and maintain a
blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to
Section 5.11 and otherwise complies with all other requirements of Section 5.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.11. Any amounts collected by the Seller under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account or
Escrow Account subject to withdrawal pursuant to Section 5.05 or 5.17. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.11, and there shall have been a loss which would have been covered by such policy, the Seller shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the
Seller's funds, without reimbursement therefor. Upon the

                                      -47-

reasonable request of any Purchaser, the Seller shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to such
Purchaser.

                  Section 5.13 Maintenance of Fidelity Bond and Errors and
                               Omissions Insurance.

                  The Seller shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance
Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Seller Employees"). Any such Fidelity
Bond and Errors and Omissions Insurance Policy shall be in the form of the
Mortgage Banker's Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Seller Employees. Such Fidelity Bond and Errors and
Omissions Insurance Policy also shall protect and insure the Seller against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.13 requiring such Fidelity Bond and Errors and
Omissions Insurance Policy shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the
Freddie Mac Guides. Upon the reasonable request of the Purchaser, the Seller shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the
Purchaser.

                  Section 5.14 Inspections.

                  The Seller shall inspect the Mortgaged Property as often as deemed necessary by the Seller to assure itself that the value of the Mortgaged
Property is being preserved. In addition, if any Mortgage Loan is more than sixty (60) days delinquent, the Seller immediately shall inspect the Mortgaged
Property and shall conduct subsequent inspections in accordance with Accepted
Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Seller shall keep a written report of each such inspection.

                  Section 5.15 Restoration of Mortgaged Property.

                  The Seller need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to
be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the
Seller shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

                  (i) the Seller shall receive satisfactory independent
         verification of completion of repairs and issuance of any required approvals with respect thereto;

                                      -48-

                  (ii) the Seller shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

                  (iii) the Seller shall verify that the Mortgage Loan is not in default; and

                  (iv) pending repairs or restoration, the Seller shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

                  If the Purchaser is named as an additional loss payee, the
Seller is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

                  Section 5.16 Maintenance of PMI and/or LPMI Policy; Claims.

                  (a) The Seller shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Home Purchasers Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time. The Seller shall be obligated to make premium payments with respect to PMI Policies required to be maintained by the
Mortgagor rather than the Purchaser, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Seller's own funds. Any premium payments made by the Seller from its own funds pursuant to this Section
5.16(a) shall be recoverable by the Seller as a Servicing Advance, subject to the reimbursement provisions of Section 5.05(iii) and 5.05(vii).

                  With respect to each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% and subject to a PMI Policy, the Seller shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain
(to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) such PMI Policy in full force and effect, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Seller shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. The
Seller shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Seller would have been covered thereunder. In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Seller shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI
Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement PMI Policy as provided above.

(b) With respect to each Mortgage Loan covered by a PMI Policy, the Seller shall take all such actions on behalf of the Purchaser as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such Policy and to enforce the rights under such Policy. Except as expressly set forth herein, the Seller shall have full authority on

                                      -49-

behalf of the Purchaser to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such Policy;
provided that the Seller shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a PMI Policy, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such Policy of any loss which, but for actions of the Seller, would have been covered thereunder. If the Qualified Insurer fails to pay a claim under a PMI
Policy solely as a result of a breach by the Seller of its obligations under this paragraph or under such Policy, the Seller shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Purchaser; provided, that once the Seller has paid the amount of such unpaid claim and the Purchaser has otherwise fully recovered all amounts due to the Purchaser with respect to the Mortgage Loan, the Purchaser shall (at the Seller's cost and expense) cooperate with the Seller in permitting the Seller to be subrogated to the rights of the Purchaser with respect to such
Mortgage Loan to the same extent that the insurer would have been subrogated under the applicable PMI Policy had such insurer not failed to pay such claim.
The Seller shall cooperate with the Qualified Insurers and shall furnish all reasonable evidence and information in the possession of the Seller to which the
Seller has access with respect to the related Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in any PMI Policy, the Seller shall not be required to submit any reports to the related Qualified Insurer until a reporting date that is at least fifteen (15) days after the Seller has received sufficient loan level information from each Purchaser to appropriately code its servicing systems in accordance with the Qualified Insurer's requirements.

                  (c) In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself and the Purchaser, claims to the Qualified Insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Seller under any PMI
Policy shall be deposited in the Custodial Account pursuant to Section 5.03(xi), subject to withdrawal pursuant to Section 5.04(iv).

                  Section 5.17 Title, Management and Disposition of REO
                               Property.

                  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser's designee, or in the event the
Purchaser's designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the
Seller from any attorney duly licensed to practice law in the state where the
REO Property is located. The Person or Persons holding such title other than the
Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser's designee.

                  The Seller shall manage, conserve, protect and operate each
REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Seller, either itself or through an agent selected by the Seller, shall manage, conserve, protect and operate the REO

                                      -50-

Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Seller shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Seller deems to be in the best interest of the Purchaser. The
Seller shall notify the Purchaser from time to time as to the status of each REO
Property.

                  The Seller shall use its best efforts to dispose of the REO
Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, not later than the end of the third taxable year after the year of its acquisition unless
(i) (A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Seller determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO
Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO
Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Seller and Purchaser shall be entered into with respect to such purchase money mortgage.

                  Notwithstanding anything to the contrary contained in this
Section 5.17, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Seller has reasonable cause to believe that a
Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Seller. Upon completion of the inspection, the Seller shall provide the Purchaser with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged
Property is contaminated by hazardous or toxic substances or wastes, the Seller shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Seller shall not, without the prior approval of the Purchaser, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event the Purchaser or its designee directs the
Seller not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Seller shall be reimbursed for all Servicing Advances, including any inspection costs incurred pursuant to this paragraph, made with respect to the related Mortgaged Property from the Custodial Account pursuant to
Section 5.05 hereof.

                  Subject to the approval of the Purchaser or its designee as described in this paragraph, the disposition of REO Property shall be carried out by the Seller at such price, and upon such terms and conditions, as the
Seller deems to be in the best interests of the Purchaser. Prior to acceptance by the Seller of an offer to sell any REO Property, the Seller shall notify the
Purchaser or its designee of such offer in writing which notification shall set forth all material terms of said offer (each a "Notice of Sale"). The Purchaser or its designee shall be deemed to have approved the sale of any REO Property unless the Purchaser or its designee notifies the

                                      -51-

Seller in writing, within two (2) Business Days after its receipt of the related
Notice of Sale, that it disapproves of the related sale, in which case the
Seller shall not proceed with such sale.

                  The Seller shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the unpaid principal amount of the Mortgage Loan applicable to such REO Property, liability insurance and, to the extent required and available under the Flood
Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

                  The disposition of REO Property shall be carried out by the
Seller at such price, and upon such terms and conditions, as the Seller deems to be in the best interests of the Purchaser. The proceeds of sale of the REO
Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Seller shall reimburse itself for any related unreimbursed Servicing Advances, unpaid
Servicing Fees and unreimbursed advances made pursuant to this Section or
Section 6.04, and on the Remittance Date immediately following the Principal
Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the
Purchaser.

                  The Seller shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 5.11, such advances to reimbursed from the disposition or liquidation proceeds of the REO Property.
The Seller shall make monthly distributions on each Remittance Date to the
Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section
5.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

                  Section 5.18 Real Estate Owned Reports.

                  Together with the statement furnished pursuant to Section
6.02, the Seller shall furnish to the Purchaser or its designee on or before the tenth (10th) calendar day of each month a statement with respect to any REO
Property covering the operation of such REO Property for the previous month and the Seller's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the
Purchaser or its designee shall reasonably request.

                  Section 5.19 Liquidation Reports.

                  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property. In addition, the Seller shall provide the Purchaser or its designee a report of Servicing Advances and other expenses in connection with the liquidation of any Mortgage Loan. Section 5.20 Notification of
Adjustments.

                                      -52-

                  With respect to each ARM Mortgage Loan, the Seller shall
adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Seller shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Seller shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Seller or the receipt of notice from the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Seller shall immediately deposit in the Custodial
Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

                  Section 5.21 Reports of Foreclosures and Abandonments of
                               Mortgaged Property.

                  Following the foreclosure sale or abandonment of any Mortgaged
Property, the Seller shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

                  Section 5.22 Prepayment Charges

                  The Seller or any designee of the Seller shall not waive any
Prepayment Charge with respect to any Mortgage Loan which contains a Prepayment
Charge which prepays during the term of the penalty. If the Seller or its designee fails to collect the Prepayment Charge upon any prepayment of any
Mortgage Loan which contains a Prepayment Charge, the Seller shall pay the
Purchaser an amount equal to the Prepayment Charge which was not collected.
Notwithstanding the above, the Seller or its designee may waive a Prepayment
Charge without paying the Purchaser the amount of the Prepayment Charge if (i)
the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (ii) if the prepayment is not a result of a refinance by the Seller or any of its affiliates and the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such
Prepayment Charge and the related Mortgage Loan or (iii) the collection of the
Prepayment Charge would be in violation of applicable laws.

                  Section 5.23 Credit Reporting.

                  For each Mortgage Loan, the Seller shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g. favorable and unfavorable)
on its borrower credit files to each of the following credit repositories:
Equifax, Experian Information Solutions, Inc., and Trans Union, LLC on a monthly basis.

                                      -53-

                  Section 5.24 Safeguarding Customer Information

                  The Seller has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing
Standards for Safeguarding Customer Information published in final form on
February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time (the "Guidelines").

                  The Seller shall promptly provide the Purchaser information regarding such security measures upon the reasonable request of the Purchaser or its designee (including any Master Servicer of the Mortgage Loans) which information shall include, but not be limited to, any Statement on Auditing
Standards (SAS) No. 70 report covering the Seller's operations, and any other audit reports, summaries of test results or equivalent measures taken by the
Seller with respect to its security measures.

                                   ARTICLE VI

                              PAYMENTS TO PURCHASER

                  Section 6.01 Remittances.

                  On each Remittance Date the Seller shall remit by wire
transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the
Custodial Account pursuant to Section 5.05), plus (b) all amounts, if any, which the Seller is obligated to distribute pursuant to Section 6.04, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance
Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Due Period which amounts shall be remitted on the following
Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 5.04(xii), and minus (d) any amounts attributable to
Monthly Payments collected but due on a due date or dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

                  With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial
Account by the Seller on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of
Default by the Seller.

                                      -54-

                  Section 6.02 Statements to Purchaser.

                  Not later than the tenth (10th) calendar day of each month, the Seller shall furnish to the Purchaser or its designee a monthly remittance advice in the format set forth in Exhibit F-1 hereto and a monthly defaulted loan report in format set forth in Exhibit F-2 hereto (or in such other format mutually agreed to between the Seller and the Purchaser) relating to the period ending on the last day of the preceding calendar month.

                  The Seller shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Seller shall provide each Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

                  Such obligation of the Seller shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Seller pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

                  Section 6.03 Due Dates Other Than the First of the Month

                  After Reconstitution, Mortgage Loans having Due Dates other than the first day of a month, including Mortgage Loans permitting semi-annual amortization of principal, shall be accounted for as described in this Section
6.03. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on August 15 shall be considered to be due on September 1 of said month. With respect to a Mortgage Note permitting semi-annual amortization of principal, the Seller shall be required to remit monthly scheduled principal and interest based on a monthly amortization schedule. Any payment collected on a Mortgage Loan after each Cut-off Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following each Cut-off Date.

                  Section 6.04 Monthly Advances by the Seller

                  The Seller shall deposit in the Custodial Account on the
Business Day immediately preceding each Remittance Date, from its own funds or from amount held for future distribution, or both, an amount equal to all
Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate)
which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding
Determination Date or which were deferred pursuant to Section 6.01. Any amounts held for future distribution and so used shall be replaced by the Seller by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Purchaser required to be made on such Remittance Date. The
Seller's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the earlier of (i) the date of the termination or resignation, as

                                      -55-

applicable, of the Seller pursuant to Section 8.02, 10.01,11.01 or 11.02 or (ii)
the date of final disposition and liquidation of the related Mortgage Loan or any Mortgaged Property acquired through foreclosure or a conveyance in lieu of foreclosure, unless the Seller reasonably believes such advance to be non-recoverable from proceeds of the related Mortgage Loan.

                                  ARTICLE VII

                          GENERAL SERVICING PROCEDURES

                  Section 7.01 Transfers of Mortgaged Property.

                  The Seller shall use its best efforts to enforce any
"due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the
Mortgaged Property has been conveyed by the Mortgagor, the Seller shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Seller shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related LPMI Policy, if any.

                  If the Seller reasonably believes it is unable under
applicable law to enforce such "due-on-sale" clause, the Seller shall enter into
(i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Seller is unable under applicable law to require that the original
Mortgagor remain liable under the Mortgage Note and the Seller has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged
Property is substituted as Mortgagor and becomes liable under the Mortgage Note.
Any assumption fee collected by the Seller for entering into an assumption agreement shall be retained by the Seller as additional servicing compensation.
In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

                  To the extent that any Mortgage Loan is assumable, the Seller shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Seller with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Seller diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

                                      -56-

                  Section 7.02 Satisfaction of Mortgages and Release of Mortgage
                               Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller shall notify the Purchaser in the monthly remittance advice as provided in Section 6.02, and may request the release of any Mortgage Loan Documents from the Purchaser in accordance with this Section 7.02. The Purchaser shall no later than five (5) Business Days after receipt of such certification and request, release or cause to be released to the Seller, the related Mortgage Loan Documents and, upon its receipt of such documents, the Seller shall promptly prepare and deliver to the Purchaser the requisite satisfaction or release. No later than three (3) Business Days following its receipt of such satisfaction or release, the Purchaser shall deliver, or cause to be delivered, to the Seller the release or satisfaction properly executed by the owner of record of the applicable Mortgage or its duly appointed attorney in fact. If such Mortgage Loan is a MERS Mortgage Loan, the
Seller is authorized to cause the removal from the registration on the MERS
System of such Mortgage and to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation or of partial or full release.

                  If the Seller satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Seller otherwise prejudice any rights the Purchaser may have under the mortgage instruments, the Seller shall deposit into the Custodial Account the then outstanding principal balance, plus all accrued interest on such
Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release. The Seller shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 5.13 insuring the
Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

                  From time to time and as appropriate for the servicing or
foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the
Seller and delivery to the Purchaser of a servicing receipt signed by a
Servicing Officer, release the portion of the Mortgage File held by the
Purchaser to the Seller. Such servicing receipt shall obligate the Seller to return such Mortgage Loan Documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Seller has delivered to the Purchaser an Officer's Certificate of a Servicing Officer
stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.

                  Section 7.03 Servicing Compensation.

                  As compensation for servicing the Mortgage Loans subject to this Agreement, the Seller shall retain the relevant Servicing Fee for each
Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Servicing Fee shall be payable monthly. Additional servicing compensation in the form of Ancillary Income shall be retained by the

                                      -57-

Seller and is not required to be deposited in the Custodial Account. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the
Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Seller.

                  The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

                  Section 7.04 Annual Audit Report.

                  On or before March 15th of each calendar year, commencing
March 15, 2005, the Seller shall, at its own expense, cause a firm of independent public accountants (who may also render other services to the
Seller), which is a member of the American Institute of Certified Public
Accountants, to furnish to the Purchaser (i) year-end audited (if available)
financial statements of the Seller and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year
(or during the period from the date of commencement of such Seller's duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers, such firm is of the opinion that the Seller's overall servicing operations have been conducted in compliance with the Uniform Single
Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage
Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

                  Section 7.05 Annual Officer's Certificate.

                  On or before March 15th of each calendar year, commencing
March 15, 2005, the Seller shall, at its own expense, deliver to the Purchaser a
Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Seller during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the
Seller has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Seller to remedy such default.

                  Section 7.06 Right to Examine Seller Records.

                  The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Seller, whether held by the Seller or by another on its behalf, with respect to or concerning this
Agreement or the Mortgage Loans, during normal business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

                  The Seller shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser or the Master Servicer, including without limitation, OCC, OTS, the FDIC and other similar entities,

                                      -58-

access to any documentation regarding the Mortgage Loans in the possession of the Seller that is required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours, at the offices of the Seller and in accordance with any applicable regulations.
In connection with providing such access, the Seller shall not be required to incur any out-of-pocket costs or expenses unless provisions have been made for the reimbursement therefor.

                                  ARTICLE VIII

           AGENCY TRANSFER; WHOLE LOAN TRANSFER, PASS-THROUGH TRANSFER

                  Section 8.01 Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, Whole
                               Loan Transfer, or a Pass-Through Transfer on One
                               or More Reconstitution Dates.

                  The Purchaser and the Seller agree that with respect to some or all of the Mortgage Loans, from time to time and upon no less than ten (10)
Business Days' prior notice to the Seller the Purchaser shall:

                  (1) Effect an Agency Transfer, and/or

                  (2) Effect a Whole Loan Transfer, and/or

                  (3) Effect a Pass-Through Transfer,

in each case retaining the Seller as the Seller thereof to service the Mortgage
Loans on a "scheduled/scheduled" basis. On the related Reconstitution Date, the
Mortgage Loans transferred shall cease to be covered by this Agreement, except with respect to the right of the Purchaser to cause a transfer of the servicing responsibilities with respect to the Mortgage Loans in accordance with Section
8.02 hereof.

                  (a) The Seller shall cooperate with the Purchaser in
connection with any Agency Transfer, Pass-Through Transfer or Whole Loan
Transfer contemplated by the Purchaser pursuant to this Section 8.01. In that connection, the Seller shall:

               A.   execute any Reconstitution Agreement within a reasonable
                    period of time after receipt of any Reconstitution Agreement which time shall be sufficient for the Seller and Seller's counsel to review and reasonably negotiate in good faith
                    such Reconstitution Agreement, but such time shall not
                    exceed ten (10) days after such receipt; in the case of any
                    Agency Transfer, the Reconstitution Agreements shall be
                    those customarily employed by Fannie Mae or Freddie Mac for transactions of such nature;

               B.   cooperate fully with the Purchaser, Fannie Mae, Freddie Mac, the trustee or a third party purchaser and any prospective purchaser, at the Purchaser's expense, with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, Fannie Mae,
                    Freddie Mac, bond

                                      -59-

                    insurers, guarantors, loss mitigation or credit risk
                    management advisors and such other parties as the Purchaser shall designate and participating in meetings with
                    prospective purchasers of the Mortgage Loans or interests
                    therein and providing information contained in the Mortgage
                    Loan Schedule including any diskette or other related data tapes provided as reasonably requested by such purchasers;

               C.   negotiate and execute one or more customary loss mitigation advisory or credit risk management agreements between the
                    Seller and any loss mitigation or credit risk management
                    advisor designated by the Purchaser in its sole discretion;

               D.   deliver to the Purchaser and to any Person designated by the
                    Purchaser (a) for inclusion in any prospectus or other
                    offering material such publicly available information
                    regarding the Seller, its financial condition and its
                    mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Purchaser,
                    (b) any similar non-public, unaudited financial information
                    (which the Purchaser may, at its option and at its cost,
                    have audited by certified public accountants) and such other information as is reasonably requested by the Purchaser and which the Seller is capable of providing without
                    unreasonable effort or expense, and to indemnify the
                    Purchaser and its affiliates for material misstatements
                    contained in such information or for any omissions of
                    material fact required to be stated therein, provided, that, the Purchaser shall indemnify the Seller and its affiliates for any losses, costs or damages related to any material
                    misstatements contained in any prospectus or other offering material other than in such information provided by the
                    Seller specifically for use therein or for any omissions of material fact required to be stated therein, and (c) such
                    statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause (a) above as shall be reasonably
                    requested by the Purchaser; and

               E.   provide, on an ongoing basis from information obtained
                    through its servicing of the Mortgage Loans, any information necessary to enable the "tax matters person" for any REMIC in a Pass-Through Transfer, including any Master Servicer or trustee acting in such capacity, to perform its obligations in accordance with applicable law and customary secondary
                    mortgage market standards for securitized transactions.

                  (b) The Seller shall provide to the Purchaser or issuer, as the case may be, and any other participants in such Agency Transfer, Whole Loan
Transfer or Pass-Through Transfer, (i) any and all information with respect to itself, its servicing portfolio or the Mortgage Loans and appropriate verification of information which may be reasonably available to the Seller, whether through letters of its auditors and counsel or otherwise, as the
Purchaser or any such other participant shall request upon reasonable demand and
(ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as may reasonably be negotiated in good faith by Seller and are reasonably believed necessary by Fannie Mae, Freddie Mac, the trustee, such third party

                                      -60-

purchaser, any Master Servicer, any Rating Agency or the Purchaser, as the case may be, in connection with such transactions.

                  (c) If requested by Purchaser, for so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, ("Sarbanes-Oxley") is required to be given on behalf of the trust fund pursuant to any Reconstitution, no later than March 15th of each year (or if not a Business Day, the immediately preceding Business Day), or at any other time that a party provides a certification pursuant to Sarbanes-Oxley and the related Reconstitution, and upon thirty (30) days written request of such parties, an officer of the Seller shall execute and deliver an Officer's Certificate to the appropriate parties for the benefit of the trust fund and the required parties and their officers, directors and affiliates.

                  (d) To the extent required by the applicable Reconstitution
Agreements or otherwise requested by the Purchaser in connection with a
Reconstitution, the Seller shall prepare Assignments of Mortgage in form and substance acceptable to Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, for each Mortgage Loan that is part of a
Reconstitution. The Seller shall execute each Assignment of Mortgage, track such
Assignments of Mortgage to ensure they have been recorded and deliver them as required by Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, upon the Seller's receipt thereof. The Purchaser shall pay all reasonable fees associated with the preparation, recording and tracking of such
Assignments of Mortgage.

                  The Purchaser shall reimburse the Seller for any and all
reasonable out-of-pocket costs and fees, including reasonable attorney's fees, incurred by the Seller in response to requests for information or assistance under this Section. All Mortgage Loans not sold or transferred pursuant to an
Agency Transfer, Pass-Through Transfer or Whole Loan Transfer and any and all
Mortgage Loans repurchased by the Purchaser pursuant to Section 8.03 below with respect to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer
shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this
Agreement shall remain in full force and effect.

                  Section 8.02 Transfer of Servicing Following Reconstitution.

                  Following a Reconstitution of Mortgage Loans, the Purchaser or
its designee (which may include the Master Servicer, trustee, insurer, guarantor or certificateholders) shall have the right, in its sole discretion, to cause the Seller at any time under any Reconstitution Agreement to transfer the servicing responsibilities and duties with respect to some or all of the
Mortgage Loans serviced thereunder to the Purchaser or any designee of the
Purchaser; provided, however, that the Purchaser shall provide the Seller with thirty (30) days prior written notice and shall pay to the Seller a termination fee identical to the "termination without cause fee" structure set forth in
Section 11.02, provided further that such transfer shall be subject to the approval of Fannie Mae or Freddie Mac, as the case may be, with respect to
Agency Transfers, the trustee, Master Servicer or Rating Agencies with respect to Pass-Through Transfers or any relevant third party purchaser with respect to
Whole Loan Transfers. No termination fee shall be paid or payable for any
Mortgage Loans with respect to which any payment is more than one hundred twenty
(120) days past due as of the date of such termination. The Seller agrees to cooperate

                                      -61-

with the Purchaser in such transfer of servicing responsibilities and shall comply with the termination procedures set forth in Sections 10.01 and 12.01 hereof.

                  Section 8.03 Purchaser's Repurchase and Indemnification
Obligations.

                  Upon receipt by the Seller of notice from Fannie Mae, Freddie
Mac or other such third party purchaser of a breach of any Purchaser representation or warranty contained in any Reconstitution Agreement or a request by Fannie Mae, Freddie Mac, the trustee or third party purchaser as the case may be, for the repurchase of any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a
Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan
Transfer, the Seller shall promptly notify the Purchaser of same and shall, at the direction of the Purchaser, use its best efforts to cure and correct any such breach and to satisfy the requests or concerns of Fannie Mae, Freddie Mac, the trustee or the third party purchaser related to such deficiencies of the related Mortgage Loans transferred to Fannie Mae, Freddie Mac, the trustee or other such third party purchaser.

                  The Purchaser shall repurchase from the Seller any Mortgage
Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer with respect to which the Seller has been required by Fannie Mae, Freddie Mac, or the trustee to repurchase due to a breach of a representation or warranty made by the Purchaser with respect to the
Mortgage Loans, or the servicing thereof prior to the related Closing Date to
Fannie Mae, Freddie Mac, the trustee or any third party purchaser in any
Reconstitution Agreement and not due to a breach of the Seller's representations or obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Purchaser to the Seller shall equal that repurchase price paid by the Seller to Fannie Mae, Freddie Mac, or the third party purchaser plus all reasonable costs and expenses borne by the Seller in connection with the cure of said breach of a representation or warranty made by the Purchaser and in connection with the repurchase of such Mortgage Loan from Fannie Mae, Freddie
Mac, the trustee or the third party purchaser, including, but not limited to, reasonable attorneys' fees.

                  At the time of repurchase, the Custodian and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Purchaser according to the Purchaser's instructions and the delivery to the Custodian of any documents held by Fannie Mae, Freddie Mac, the trustee or other relevant third party purchaser with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement. In the event of a repurchase, the Seller shall, simultaneously with such reassignment, give written notice to the
Purchaser that such repurchase has taken place, and amend the Mortgage Loan
Schedule to reflect the addition of the repurchased Mortgage Loan to this
Agreement.

                  Section 8.04 Additional Indemnification by the Seller.

                  The Seller shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to perform its duties and service the Mortgage Loans

                                      -62-

in compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 8.01. The Seller shall promptly notify the
Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify Fannie
Mae, Freddie Mac, the trustee or other relevant third party with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume
(with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim and follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the failure of the Seller to service and administer the Mortgage Loans in compliance with the terms of this Agreement or any Reconstitution Agreement. In the event a dispute arises between the Seller and the Purchaser with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney's fees and other costs and expenses related to the adjudication of said dispute.

                  Section 8.05 Transfer Of Servicing.

                  In the event that the Seller's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the provisions of this Agreement, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Seller pursuant to the aforementioned sections shall not become effective until a successor shall be appointed by the Purchaser. The Seller shall deliver promptly to the successor
Seller the funds in the Custodial Account and Escrow Account and all Servicing
Files and related documents and statements held by it hereunder and the Seller shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller.

                                   ARTICLE IX

                                   THE COMPANY

                  Section 9.01 Merger or Consolidation of the Seller.

                  The Seller shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

                                      -63-

                  Any person into which the Seller may be merged or
consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller (including by means of sale or disposal of all or substantially all of the Seller's property or assets), shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving
Person shall be an institution (i) having a net worth of not less than
$25,000,000, (ii) which is a Fannie Mae and Freddie Mac approved servicer in good standing.

                  Section 9.02 Limitation on Liability of Seller and Others.

                  The duties and obligations of the Seller shall be determined solely by the express provisions of this Agreement, and the Seller shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement. Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Seller or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The
Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Seller shall be entitled to reimbursement from the
Purchaser of the reasonable legal expenses and costs of such action.

                  Section 9.03 Limitation on Resignation and Assignment by
Seller.

                  The Purchaser has entered into this Agreement with the Seller and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Seller, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.
Without in any way limiting the generality of this Section 9.03, the Seller shall neither assign this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion hereof (to other than a third party in the case of outsourcing routine tasks such as (by way of example) taxes, insurance, mortgage release and property inspection, in which case the Seller shall be fully liable for such tasks as if the Seller performed them itself)
without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

                  The Seller shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by

                                      -64-

the Seller. Any such determination permitting the resignation of the Seller shall be evidenced by an Opinion of Counsel to such effect delivered to the
Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Seller's responsibilities and obligations hereunder in the manner provided in Section 13.01.

                  Without in any way limiting the generality of this Section
9.03, in the event that the Seller either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a third party in the case of outsourcing routine tasks such as (by way of example) taxes, insurance, mortgage release and property inspection, in which case the Seller shall be fully liable for such tasks as if the Seller performed them itself) without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this
Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Seller or any third party.

                  Section 9.04 Limitation on Assignment by the Seller.

                  Except as otherwise provided herein, this Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser.

                                    ARTICLE X

                                     DEFAULT

                  Section 10.01 Events of Default.

                  Each of the following shall constitute an Event of Default on the part of the Seller:

               (i) any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

               (ii) failure by the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement or in the Custodial
          Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

               (iii) failure by the Seller to maintain its license to do
          business or service mortgage loans in any jurisdiction where the
          Mortgage Property is located, but only to the extent such
          non-qualification materially and adversely affects the Seller's ability to perform its obligations hereunder; or

                                      -65-

               (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

               (v) the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

               (vi) the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

               (vii) the Seller ceases to meet the qualifications of a Fannie
          Mae or Freddie Mac servicer for more than thirty (30) days; or

               (viii) the Seller fails to maintain a minimum net worth of
          $25,000,000; or

               (ix) the Seller attempts to assign its right to servicing
          compensation hereunder or attempts without the consent of the
          Purchaser to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in a manner not permitted under this Agreement;

               (x) if (a) after a Reconstitution in a Pass-Through Transfer, any of the Rating Agencies reduces or withdraws the rating of any of the certificates issued by a securitization trust that owns the Mortgage
          Loans due to a reason attributable to the Seller or (b) the Seller's performance in servicing mortgage loans materially and negatively impacts the ability of the Purchaser to effect an Agency Transfer,
          Whole Loan Transfer or Pass-Through Transfer with respect to the
          Mortgage Loans; or

               (xi) except as set forth in Section 9.01, the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets.

                  Then, and in each and every such case, so long as an Event of
Default shall not have been remedied, in addition to whatsoever rights the
Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Seller, (i) may terminate all the rights and obligations of the Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof, and (ii) may terminate any commitment the Purchaser has entered into to purchase additional Mortgage
Loans from the Seller hereunder.

                                      -66-

                  Upon receipt by the Seller of such written notice, all
authority and power of the Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 13.01. Upon written request from any Purchaser, the Seller shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Seller's sole expense. The Seller shall cooperate with the Purchaser and such successor in effecting the termination of the Seller's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

                  If any of the Mortgage Loans are MERS Mortgage Loans, in
connection with the termination or resignation of the Seller hereunder, either
(i) the successor servicer shall represent and warrant that it is a member of
MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the
Mortgage Loans that are registered with MERS, or (ii) the Seller shall cooperate with the successor servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such
Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor servicer or (y) in causing MERS to designate on the MERS System the successor servicer as the servicer of such Mortgage Loan.

                  Section 10.02 Waiver of Defaults.

                  By a written notice, the Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences.
Upon any waiver of a past default, such default shall cease to exist, and any
Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                                   TERMINATION

                  Section 11.01 Termination.

                  This Agreement, and the respective obligations and
responsibilities of the Seller and the Purchaser, shall terminate upon either:
(i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO
Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Seller and the Purchaser in writing.

                                      -67-

                  Section 11.02 Termination Without Cause.

                  This Agreement and the Seller's rights hereunder with respect to some or all of the Mortgage Loans shall terminate upon: (i) the later of (a)
the distribution of the final payment or liquidation proceeds on the last
Mortgage Loan to the Purchaser (or advances by the Seller for the same), and (b)
the disposition of all REO Property acquired upon foreclosure of the last
Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Seller and the Purchaser in writing or (iii) at the sole option of the Purchaser, without cause, upon 30 days written notice, subject to the limitations set forth below. Any such notice of termination shall be in writing and delivered to the Seller by registered mail to the address set forth at the beginning of this Agreement. The Purchaser and the Seller shall comply with the termination procedures set forth in Sections 10.01 and 12.01 hereof.

                  In the event the Purchaser terminates the Seller without cause with respect to some or all of the Mortgage Loans, the Purchaser shall be required to pay to the Seller a termination fee equal to 2.0% of the aggregate unpaid principal balance of the Mortgage Loans as of such termination date.

                  Notwithstanding and in addition to the foregoing, in the event that (i) a Mortgage Loan becomes delinquent for a period of one hundred twenty
(120) days or more (a "Delinquent Mortgage Loan") or (ii) a Mortgage Loan becomes an REO Property, the Purchaser may at its election terminate this
Agreement with respect to such Delinquent Mortgage Loan or REO Property without payment of a termination fee therefor, upon thirty (30) days' written notice to the Seller.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                       Section 12.01 Successor to Seller.

                  Prior to termination of the Seller's responsibilities and
duties under this Agreement pursuant to Sections 8.05, 10.01, 11.01 (ii) or pursuant to Section 11.02 after the 30 day period has expired, the Purchaser shall, (i) succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller under this Agreement simultaneously with the termination of Seller's responsibilities, duties and liabilities under this
Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on
Mortgage Loans as it and such successor shall agree. In the event that the
Seller's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this
Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Seller pursuant to the aforementioned sections shall not become effective until a successor shall

                                      -68-

be appointed pursuant to this Section 12.01 and shall in no event relieve the
Seller of the representations and warranties made pursuant to Sections 4.01 and
4.02 and the remedies available to the Purchaser under Section 4.03, it being understood and agreed that the provisions of such Sections 4.01, 4.02, and 4.03 shall be applicable to the Seller notwithstanding any such sale, assignment, resignation or termination of the Seller, or the termination of this Agreement.

                  Within thirty (30) days of the appointment of a successor
entity by the Purchaser, the Seller shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of the Mortgage Notes and related documents. The Seller shall cooperate with the Purchaser and such successor in effecting the termination of the Seller's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor
Seller, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

                  Any successor appointed as provided herein shall execute,
acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.01, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Seller or termination of this Agreement pursuant to Section 8.05, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Seller arising out of the Seller's actions or failure to act prior to any such termination or resignation.

                  The Seller shall deliver promptly to the successor servicer the Funds in the Custodial Account and Escrow Account and all Mortgage Files and
related documents and statements held by it hereunder and the Seller shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller. Upon the appointment of a successor servicer to the Seller following to the Seller's termination under Section 11.02 hereof, the
Seller shall be reimbursed for unreimbursed Servicing Advances and Monthly
Advances and unpaid Servicing Fees which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of such successor servicer.

                  Upon a successor's acceptance of appointment as such, the
Seller shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

                  Section 12.02 Amendment.

                  This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser, provided, however that the

                                      -69-

servicing provisions of this Agreement may be amended by the Seller, as servicer and the Purchaser by written agreement signed only by the Seller, as servicer and the Purchaser.

                  Section 12.03 Closing.

                  Each closing for the purchase and sale of Mortgage Loans
hereunder shall take place on the related Closing Date. At the Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

                  Each closing for a Mortgage Loan Package shall be subject to each of the following conditions:

                  (a) No later than the date set forth in the related Purchase
Price and Terms Agreement, the Seller shall deliver to the Purchaser a Mortgage
Loan Schedule with respect to the Mortgage Loans to be purchased and sold on such date;

                  (b) all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date or, with respect to representations and warranties made as of a date other than the related Closing Date, as of such date, and no event shall have occurred which, with notice or the passage of time, would constitute a default under this
Agreement;

                  (c) the Purchaser shall have received, or the Purchaser's
attorneys shall have received in escrow, all closing documents as specified in
Section 12.04 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                  (d) the Seller shall have received, or the Seller's attorneys shall have received in escrow, all closing documents as specified in Section
12.04 of the Agreement, in such forms as are agreed upon and mutually acceptable to the Seller and the Purchaser;

                  (e) The Seller shall have delivered and released to the
Custodian on or prior to the related Closing Date all documents required pursuant to the Custodial Agreement; and

                  (f) all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Article III of this Agreement, plus the costs specified in
Section 12.05 or in the related Purchase Price and Terms Agreement by wire transfer of immediately available funds to the account designated by the Seller.

                                      -70-

                  Section 12.04 Closing Documents.

                  (a) The closing documents to be delivered on the initial
Closing Date shall consist of fully executed originals of the following documents, as well as the documents referred to in Section 12.04(b):

               (i) this Agreement;

               (ii) a Custodial Account Letter Agreement or a Custodial Account
          Certification, as applicable, in the form of Exhibit D-1 or Exhibit
          D-2 hereto, as applicable;

               (iii) an Escrow Account Letter Agreement or an Escrow Account
          Certification, as applicable, in the form of Exhibit E-1 or Exhibit
          E-2 hereto, as applicable;

               (iv) an Officer's Certificate, in the form of Exhibit H hereto, including all attachments thereto; and

               (v) an Opinion of Counsel of the Seller, in the form of Exhibit I hereto.

                  (b) The closing documents for the Mortgage Loans to be
purchased on each Closing Date under this Agreement (including the initial
Closing Date) shall consist of fully executed originals of the following documents:

               (i) the related Purchase Price and Terms Agreement;

               (ii) the related Acknowledgment and Conveyance Agreement,
          including all annexes thereto;

               (iii) each of the documents required to be delivered by the
          Seller pursuant to Section 2.03 hereof;

               (iv) an initial certification of the Custodian;

               (v) (A) a Security Release Certification, in the form of Exhibit
          J-1 hereto (if Seller is a member of the Federal Home Loan Bank
          System), executed by the applicable regional Federal Home Loan Bank and, (B) if applicable, a Security Release Certification, in the form of Exhibit J-2 hereto, executed by any other person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person and (C) if applicable, a certificate of the
          Seller and an opinion of counsel of the Seller stating that the
          Mortgage Loans are not subject to any security interest, claim, pledge, hypothecation or lien;

               (vi) a Certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name;

                                      -71-

               (vii) upon reasonable request by the Purchaser, an Officer's
          Certificate, in the form of Exhibit H hereto, including all attachments thereto;

               (viii) upon reasonable request by the Purchaser, an Opinion of
          Counsel to the Seller, in the form of Exhibit I hereto; and

               (ix) upon request by the Purchaser an Escrow Agreement between the Seller, the Purchaser and a mutually acceptable third party acting as escrow agent.

                  The Seller shall bear the risk of loss of the Closing
Documents until such time as they are received by the Purchaser or its attorneys. Section 12.05 Costs.

                  The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys and the expenses and fees of any broker retained by the Purchaser with respect to the transactions covered by this Agreement. To the extent not otherwise provided herein, all other costs and expenses incurred in connection with the transfer and delivery of the Mortgage
Loans, including fees for the preparation and tracking of Assignments of
Mortgage, fees for title policy endorsements and continuations and the Seller's attorney's fees, shall be paid by the Seller. On the related Closing Date, the
Seller shall pay to the Purchaser a fee of $25.00 per Mortgage Loan with respect to Mortgage Loans which are not MERS Mortgage Loans for the initial recordation of the Assignments of Mortgage (the "Assignment Fees"), which Assignment Fees shall be deducted from the actual Purchase Price proceeds paid to the Seller on such Closing Date. To the extent a Mortgage Loan does not have a tax service contract or a flood insurance contract in place on the related Closing Date, the
Seller shall a fee of $75.00 per Mortgage Loan with respect to the set up of all tax service contracts and a fee of $10.00 per Mortgage Loan with respect to the set up of all flood insurance contracts, the cost of which fees shall be deducted from the actual Purchase Price proceeds paid to the Seller on such
Closing Date. The Seller shall be responsible for the payment of any costs associated with the transfer of the tax service contracts or flood insurance contracts to a subsequent servicer in the event that the Seller may be terminated as servicer under this Agreement pursuant to Section 10.01.

                  Section 12.06 Governing Law.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS
OF THE STATE OF NEW YORK OTHER THAN WITH RESPECT TO CONFLICT OF LAWS PRINCIPLES
(OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS.

                  Section 12.07 Duration of Agreement.

                  This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

                                      -72-

                  Section 12.08 Notices.

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                  (i)  if to the Seller:

                       Wachovia Mortgage Corporation
                       201 South Tryon Street
                       Suite 1600
                       Charlotte, North Carolina  28288-1022
                       Attention:  Caroline Payne
                       Facsimile:  (704) 374-7980

                       with a copy to:

                       Wachovia Mortgage Corporation
                       1100 Corporate Center Drive
                       Raleigh, North Carolina  27607
                       Attention:  Tom Fowler
                       Facsimile:  (919) 852-7525

          or such other address as may hereafter be furnished to the Purchaser in writing by the Seller;

                  (ii) if to Purchaser:

                       Lehman Brothers Bank, FSB
                       745 Seventh Avenue
                       5th Floor
                       New York, New York 10019
                       Attention:  Contract Finance

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

                  Section 12.09 Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this

                                      -73-

Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure, the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

                  Section 12.10 Relationship of Parties.

                  Nothing herein contained shall be deemed or construed to
create a partnership or joint venture between the parties hereto and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

                  Section 12.11 Execution; Successors and Assigns.

                  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.

                  Section 12.12 Recordation of Assignments of Mortgage.

                  The Assignments of Mortgage are generally required to be
recorded by or on behalf of the Seller in the appropriate offices for real property records; provided however, the Seller shall not cause to be recorded any Assignment which relates to a Mortgage Loan in a jurisdiction where either the rating agencies (in the case of Agency or Pass-Through Transfers) or purchasers (in the case of Whole Loan Transfers) do not require recordation;
provided further, however, notwithstanding the foregoing, upon the occurrence of certain events set forth in the pooling agreement (in the case of and Agency or
Pass-Through Transfer), each such assignment of Mortgage shall be recorded by the Master Servicer or the trustee as set forth in the pooling agreement. Any costs associated with the recording of the initial Assignments of Mortgage and other relevant documents will be borne by the Seller, provided, however, if the
Seller fails to pay the cost of recording or with respect to additional
Assignments of Mortgage, such expense will be paid by the Master Servicer or the trustee, as applicable, and will be reimbursable to such party (other than the
Master Servicer so long as the Master Servicer is also the Seller) by the applicable trust prior to any distribution to certificateholders. In the event that Purchaser sells any Mortgage Loans in a Whole Loan Transfer and the subsequent purchaser requests recorded Assignments of Mortgage, the Seller, shall at its expense (or at the Purchaser's expense if the Seller has already paid for the initial recording of such Assignments of Mortgage pursuant to this
Agreement) cause to be recorded any Assignments of Mortgage.

                  Section 12.13 Assignment by Purchaser.

                  The Purchaser shall have the right, upon notice to the Seller, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption
Agreement substantially in the form of Exhibit G hereto. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such
Mortgage Loans and

                                      -74-

the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption, provided, however, that, in no event shall there be any more than four (4) "Purchasers" with respect to any Mortgage Loan Package, except as may be permitted under the related Purchase Price and Terms Agreement. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

                  Section 12.14 No Personal Solicitation.

                  From and after the related Closing Date, the Seller hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone, mail, e-mail or the internet, solicit the borrower or obligor under any Mortgage Loan to refinance a Mortgage
Loan, in whole or in part, without the prior written consent of the Purchaser.
It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors to refinance any Mortgage Loan and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the
Seller shall not take any action to undermine these rights and benefits.
Notwithstanding the foregoing, it is understood and agreed that (i) offers to refinance a Mortgage Loan made within thirty (30) days following receipt by the
Seller of a pay-off request from the Mortgagor (ii) promotions and solicitations undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements and (iii) promotions, solicitations or responding to any
Mortgagor requests for information regarding other bank or financial products or services, unless such promotions or solicitations are related to the refinancing or prepayment of a Mortgage Loan, shall not constitute solicitation under this
Section 12.14. The provisions of this Section 12.14 shall survive any termination of this Agreement.

                  Section 12.15 Confidential Information

                  The Seller shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the Purchase Price paid by the Purchaser for any Mortgage Loan or Mortgage Loan Package, except to the extent that it is appropriate for the Seller to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

                  The Seller hereby acknowledges that the Purchaser is subject to the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15
U.S.C. ss. 6801 et seq., pursuant to which regulations the Purchaser is required to obtain certain undertakings from the Seller with regard to the privacy, use and protection of nonpublic personal financial information of the Mortgagors.
Therefore, notwithstanding anything to the contrary contained in this Agreement, the Seller agrees that (a) it shall not disclose or use any personally identifiable information relating to a mortgagor (as defined below, "Customer
Information") except to the extent necessary to carry out its obligations under this Agreement and for no other purpose, (b) it shall not disclose Customer
Information to any third party, including, without limitation, its third party service providers without the prior consent of the Purchaser and an agreement in writing from the third party to use or disclose such Customer Information only to the extent necessary to carry

                                      -75-

out the Seller's obligations under this Agreement and for no other purposes, (c)
it shall maintain, and shall require all third parties approved under subsection
(b) to maintain, effective information security measures to protect Customer
Information from unauthorized disclosure or use, and (d) it shall provide the
Purchaser with information regarding such security measures upon the reasonable request of the Purchaser and promptly provide the Purchaser with information regarding any failure of such security measures or any security breach related to Customer Information. The obligations set forth in this Section shall survive termination of the Agreement. For the purposes of this Agreement, "Customer
Information" means the nonpublic personal information (as defined in 15 U.S.C.
ss. 6809(4)) of the Purchaser's employees, clients or prospective clients, including the Mortgagors (and/or clients or prospective clients of the
Purchaser's parent, affiliated or subsidiary companies) received by the Seller in connection with the performance of its obligations under the Agreement, including, but not limited to (i) an individual's name, address, e-mail address,
IP address, telephone number and/or social security number, (ii) the fact that an individual has a relationship with the Purchaser and/or its parent, affiliated or subsidiary companies, or (iii) an individual's account information to the extent Nonpublic Personal Information (as defined) is, either intentionally or unintentionally, disclosed to or obtained by the Seller during the Agreement. The Seller covenants to keep such Nonpublic Personal Information strictly confidential and to strictly limit its use of such information to carrying out the services set forth herein. For the purposes of this provision, the term "Nonpublic Personal Information" is defined as any non-public personally identifiable financial information of an individual, including but not limited to the Mortgagors or the Purchaser's clients or employees.

                                      -76-

                  Section 12.16 Appointment and Designation of Master Servicer.

                  The Purchaser may, in its sole discretion from time to time, engage a master servicer (the "Master Servicer") to assist the Purchaser in the supervision of the performance by the Seller of its obligations and responsibilities arising under this Agreement. In the event that the Purchaser so appoints a Master Servicer, the Purchaser shall provide written notice thereof to the Seller. From the date of such notice until such time as the
Seller receives written notice from the Purchaser that it has terminated or replaced such Master Servicer, the Seller shall deliver all notices, reports and remittances that the Seller is obligated to deliver to the Purchaser under this
Agreement directly to the Master Servicer named in such notice (or to any successor master servicer named in any subsequent written notice received from the Purchaser). The Master Servicer, acting on behalf of the Purchaser, shall have the benefit of the covenants and agreements of the Seller under this
Agreement and the Master Servicer, acting on behalf of the Purchaser, shall have the same rights as the Purchaser to enforce the obligations of the Seller arising under this Agreement. The Master Servicer shall be entitled to terminate the rights and obligations of the Seller under this Agreement upon the occurrence of an Event of Default as provided in this Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Purchaser under this Agreement; and in connection with the performance of the Master Servicer's duties hereunder the Seller agrees that the Master Servicer shall be entitled to all of the rights, protections, indemnities and limitations of liability afforded to the Purchaser under this
Agreement. The Purchaser hereby appoints Aurora Loan Services Inc. as its Master
Servicer hereunder, effective with respect to Mortgage Loans serviced hereunder in connection with a Reconstitution after the related Reconstitution Date.

                  Section 12.17 Waivers; Other Agreements.

                  No term or provision of this Agreement may be waived or
modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

                  Section 12.18 Exhibits.

                  The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                  Section 12.19 General Interpretive Principles.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings
assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                                      -77-

                  (c) references herein to "Articles", "Sections",
"Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without
limitation by reason of enumeration.

                  Section 12.20 Entire Agreement.

                  Each of the parties to this Agreement acknowledges that no representation, agreements or promises were made to any of the other parties to this Agreement or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement and the related Purchase Price and Terms Letter set forth the entire understanding between the parties hereto and shall be binding upon all successors of all of the parties. In the event of any inconsistency between a Purchase Price and
Terms Letter and this Agreement, this Agreement shall control.

                                      -78-

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                  LEHMAN BROTHERS BANK, FSB

                                  By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                  WACHOVIA MORTGAGE CORPORATION

                                  By:
                                      --------------------------------------
                                       Name:
                                       Title:

                                      -79-

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

                  On the __ day of ________, 2004 before me, a Notary Public in and for said State, personally appeared ________, known to me to be Vice
President of Lehman Brothers Bank, FSB, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                   ---------------------------------------
                                   Notary Public

                                   My Commission expires
                                                         -----------------

STATE OF     )
             ) ss.:
COUNTY OF    )

                  On the __ day of _______, 2004 before me, a Notary Public in and for said State, personally appeared __________, known to me to be
______________ of Wachovia Mortgage Corporation, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                   ---------------------------------------
                                   Notary Public

                                   My Commission expires
                                                         -----------------

                 FORM OF ACKNOWLEDGMENT AND CONVEYANCE AGREEMENT

                              (Group No. 200_-____)

                  This is an Acknowledgment and Conveyance Agreement delivered pursuant to that certain Flow Purchase, Warranties and Servicing Agreement, dated as of July 1, 2004 (the "Agreement"), between LEHMAN BROTHERS BANK, FSB
(the "Purchaser"), and WACHOVIA MORTGAGE CORPORATION (the "Seller"). All
capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

                  The Purchaser and the Seller hereby confirm that they have reached agreement on the purchase, sale and servicing of the Mortgage Loans described on the Mortgage Loan Schedule attached as Annex 1 hereto on the terms and conditions set forth in the Purchase Agreement (which terms and conditions are incorporated herein by this reference) and the Purchase Price and Terms
Agreement, dated as of ___________ __, 200_ between the parties hereto.

                  Accordingly, on this [___ day of _________, 200_], the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser all right, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached as Annex 1 hereto (other than the servicing rights with respect thereto), including all interest and principal received by the Seller on or with respect to the Mortgage Loans after the related Cut-off
Date, together with all of the Seller's right, title and interest in and to each
Custodial Account and all amounts from time to time credited to and the proceeds of such Custodial Account, all amounts from time to time credited to and the proceeds of any Escrow Account, any Liquidation Proceeds or Condemnation
Proceeds, any REO Disposition Proceeds, the Seller's rights under any insurance policies related to the Mortgage Loans, the PMI Policy related to each Mortgage
Loan (if any) and all rights of the Seller thereunder, any Insurance Proceeds, the Seller's security interest in any collateral pledged to secure the Mortgage
Loans, including the Mortgaged Properties, and any proceeds of the foregoing.
Pursuant to Article II of the Agreement, the Seller has delivered to the
Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the
Purchaser.

                  By its execution and delivery of this Acknowledgment and
Conveyance Agreement, the Seller represent and warrant to the Purchaser that each of the representations and warranties contained in Sections 4.01 and 4.02 of the Agreement and Annex 2 hereto is true and correct as of the date hereof with respect to the Seller and each of the Mortgage Loans listed on the Mortgage
Loan Schedule attached as Annex 1 hereto. In addition, the Seller represents and warrants to the Purchaser that the Underwriting Guidelines set forth on Exhibit
K of the Agreement, or the most recent copy thereof provided to the Purchaser by the Seller, are the Underwriting Guidelines used by the Seller with respect to the origination of the Mortgage Loans in this Mortgage Loan Package.

                                      A-1

                  By its execution and delivery of this Acknowledgment and
Conveyance Agreement, the Seller agrees that it shall service the Mortgage Loans on behalf of the Purchaser in accordance with the terms and conditions contained in the Agreement.

                  This Acknowledgment and Conveyance Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

                                      WACHOVIA MORTGAGE CORPORATION, as Seller

                                      By:
                                         -------------------------------------
                                      Name:
                                      Title:

                                      LEHMAN BROTHERS BANK, FSB, as Purchaser

                                      By:
                                         -------------------------------------
                                      Name:
                                      Title:

                                      A-2

                                                                      Annex 1 to
                                         Acknowledgment and Conveyance Agreement

                             MORTGAGE LOAN SCHEDULE

[Each Mortgage Loan Schedule shall provide the information required by Exhibit
A-2 to the Agreement with respect to each Mortgage Loan and the related Cut-Off
Date.]

                                      A-1

                                                                      Annex 2 to
                                         Acknowledgment and Conveyance Agreement

                              POOL CHARACTERISTICS

The Seller hereby represents and warrants to the Purchaser, as to each Mortgage
Loan, that as of [DATE] or as of such other date specifically provided therein:

                  Pool Characteristics. ["Pool 1 Mortgage Loans" are the group of _________ Mortgage Loans set forth on the Mortgage Loan Schedule, "Pool 2
Mortgage Loans" are the group of _________ Mortgage Loans set forth on the
Mortgage Loan Schedule.] With respect to the aggregate unpaid principal balance of all of the Mortgage Loans as of the Closing Date, (a) the Mortgage Loans are
secured by real property improved by one- to four- family dwellings with original terms of up to [___] years, (b) with respect to each ARM Mortgage Loan the Index shall be as set forth on the Mortgage Loan Schedule, (c) the maximum
Mortgage Interest Rate of the Mortgage Loans is [___]%, (d) the minimum Mortgage
Interest Rate of the Mortgage Loans is [___]%, (e) the Mortgage Loans have a weighted average remaining term of [___] months, (f) each of the Mortgaged
Properties consists of a single parcel of real property of which (i) at least
[___]% are attached or detached one family residences, (ii) approximately [___]%
are individual condominium units in a condominium project, (iii) approximately
[___]% are units in planned unit developments, (iv) approximately [___]% are two-to-four family residential dwellings, (v) not more than [___]% are townhouses and (vi) not more than [___]% are manufactured housing which are permanently affixed to the ground, (g) no more than [___]% of the Mortgage Loans are rate-term refinance mortgage loans, (h) no more than [___]% of the Mortgage
Loans are cash out refinance mortgage loans, (i) at least [___]% of the Mortgage
Loans are purchase money mortgage loans, (j) the Mortgaged Properties are located as follows (i) approximately [___]% in [___], (ii) approximately [___]%
in [___] and (iii) no other state shall contain a percentage which is greater than [___]% and (k) with respect to the ARM Mortgage Loans, the weighted average initial period gross Lifetime Rate Cap shall be [___]% and the weighted average lifetime Mortgage Interest Rate of [___]%. With respect to the aggregate unpaid principal balance of the Mortgage Loans at the time of origination, (a) no more than [___]% of the Mortgaged Properties were investment properties and (b) at least [___]% of the Mortgaged Properties were owner-occupied primary residences.
With respect to the aggregate unpaid principal balance of the Mortgage Loans,
(a) at least [___]% of the Mortgage Loans shall have full documentation, (b) no more than [___]% of the Mortgage Loans shall have stated income documentation and (c) no more than [___]% of the Mortgage Loans shall have alternate income documentation. The maximum LTV at origination of the Mortgage Loans in Pool 1 was not more than [___]% and the maximum LTV at origination of the Mortgage
Loans in Pool 2 was not more than [___]%. The weighted average LTV at origination of the Mortgage Loans in Pool 1 was not more than [___]% and the weighted average LTV at origination of the Mortgage Loans in Pool 2 was not more than [___]%. The weighted average FICO Score of the Mortgage Loans in Pool 1 is not less than [___] and the weighted average FICO Score of the Mortgage Loans in
Pool 2 is not less than [__]. The Mortgage Loans have the approximate pool characteristics as set forth in the Purchase Price and Terms Letter.

                                      B-1

                                                                      Annex 3 to
                                         Acknowledgment and Conveyance Agreement

                                   EXHIBIT A-2

                       MORTGAGE LOAN SCHEDULE DATA FIELDS

(1)  the Seller's Mortgage Loan identifying number;

(2)  the Mortgagor's and Co-Mortgagor's (if applicable) names;

(3)  the street address of the Mortgaged Property, including the city, state, zip code, county, lot number, block number and section number;

(4)  a code indicating whether the Mortgaged Property is a single family residence, a 2 family dwelling, a 3-4 family dwelling, a manufactured home, a PUD, a townhouse, a unit in a condominium project, a co-operative, a mixed-use property, land, or a non-residential property;

(5)  a code indicating the loan is a fixed rate or adjustable rate Mortgage Loan
     (to be provided in accordance with Standard and Poor's loan type requirements-Field 14);

(6)  Product Description (to be provided in accordance with Standard and Poor's description categories-Field 7);

(7)  a code indicating the lien status of the Mortgage Loan;

(8)  the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(9)  the Loan to Value Ratio at origination;

(10) the combined Loan to Value Ratio at origination;

(11) the Mortgage Interest Rate as of the Cut-off Date;

(12) the Payment and Rate Adjustment Frequencies (if applicable);

(13) the Index (if applicable);

(14) the initial Interest Rate Adjustment Date (if applicable);

(15) the initial Payment Adjustment Date (if applicable);

(16) the next Interest Rate Adjustment Date (if applicable);

(17) the next Payment Adjustment Date (if applicable);

                                      B-1

(18) the Gross Margin (if applicable);

(19) the minimum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable);

(20) Mortgage Interest Rate adjustment frequencies (if applicable);

(21) the maximum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable);

(22) the Mortgage Interest Rate adjustment cap at the initial Interest Rate
     Adjustment Date (if applicable);

(23) the Mortgage Interest Rate adjustment cap at all subsequent Interest Rate
     Adjustment Dates (if applicable);

(24) the Lifetime Mortgage Interest Rate Cap (if applicable);

(25) the rounding provisions under the terms of the Mortgage Note (if applicable);

(26) the lookback provisions (#of days) under the terms of the Mortgage Note (if applicable);

(27) negative amortization indicator and limit;

(28) the date on which the first payment is due;

(29) the original term of the Mortgage Loan;

(30) the stated maturity date;

(31) the amount of the Monthly Payment;

(32) the Annual Payment Cap expressed as a percentage (for Arms only);

(33) the next due date as of the Cut-off Date;

(34) the original principal amount of the Mortgage Loan;

(35) the Senior and Subordinate balances (if applicable);

(36) the closing date of the Mortgage Loan;

(37) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; after deduction of payments of principal actually received on or before the Cut-off Date;

                                      B-2

(38) monthly payment histories on current mortgage (24 months if available);

(39) prior foreclosure history (for the past 24 months);

(40) prior bankruptcy history (for the past 24 months);

(41) the loan purpose code;

(42) the occupancy code;

(43) the loan documentation type;

(44) Asset Verification (Purchase Money loans only), (yes or no);

(45) a code indicating the Credit Grade of the Mortgage Loan;

(46) the debt to income ratio;

(47) the Mortgagor's and Co-Mortgagor's (if applicable) social security numbers;

(48) the Mortgagor's and Co-Mortgagor's (if applicable) original FICO score and the Next Generation FICO score for new credit scores;

(49) the Mortgagor's mailing address if different from Number (3) above;

(50) the Mortgagor's home telephone number;

(51) the Mortgagor's business telephone number;

(52) the purchase price of the Mortgaged Property (if a purchase);

(53) the Appraisal date and the Appraisal value of the Mortgaged Property;

(54) the Mortgagor's and Co-Mortgagor's (if applicable) race;

(55) the Mortgagor's and Co-Mortgagor's (if applicable) gender;

(56) the Mortgagor's and Co-Mortgagor's (if applicable) date of birth;

(57) the number of bedrooms;

(58) rental income per unit;

(59) the combined annual income;

                                      B-3

(60) the application date;

(61) the origination channel (wholesale, retail, or correspondent);

(62) flood insurance contract provider;

(63) tax service contract provider;

(64) number of units;

(65) as of date;

(66) amortization term;

(67) balloon flag;

(68) prepayment penalty flag;

(69) prepayment penalty term and prepayment penalty description (i.e.- 6 months interest, set percentage of UPB);

(70) payment history current loan;

(71) mortgage insurance provider, or code for LPMI;

(72) mortgage insurance coverage percentage;

(73) mortgage insurance cost;

(74) mortgage insurance certificate number;

(75) number of borrowers;

(76) first time home buyer flag;

(77) the year in which the Mortgaged Property was built;

(78) the monthly tax and insurance payment;

(79) the monthly servicing fee;

(80) the escrow balance as of the Cut-off Date;

(81) The MIN number assigned to each Mortgage Loan, if applicable;

                                      B-4

(82) a code indicating the Appraisal Type (Tax Assessment, BPO, Drive-By Form
     704, URAR, Form 2065, Form 2055 (Exterior only), Form 2055 (Interior
     Inspection), or AVM;

(83) if the Appraisal Type in #89 is an AVM, then a description of the AVM type;

(84) a code indicating whether the Borrower(s) is self-employed (yes or no);

(85) a section 32 flag and the origination points and or fees;

(86) a code indicating if a loan is assumable (yes or no);

(87) next generation fico;

(88) code indicating whether borrower's assets were verified;

(89) code indicating whether the loan is a High Cost or Covered Loan under applicable state/jurisdiction anti-predatory lending laws; and

(90) Annual Percentage Rate (APR)

                                      B-5

                                                                      Annex 3 to
                                         Acknowledgment and Conveyance Agreement

                                    EXHIBIT B

                         CONTENTS OF EACH MORTGAGE FILE

                  The Mortgage Loan Documents for each Mortgage Loan shall
include each of the following items, which shall be delivered to the Custodian pursuant to Section 2.01 of the Flow Purchase, Warranties and Servicing
Agreement to which this Exhibit is annexed (the "Agreement"):

(a)      the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note endorsed "Pay to the order of
         __________________________________, without recourse and signed in the name of the previous owner by an authorized officer;

(b)      the original of any guarantee executed in connection with the Mortgage
         Note (if any);

(c)      except as provided below and for each Mortgage Loan that is not a MERS
         Mortgage Loan, the original Mortgage with evidence of recording thereon or, copies certified by the related recording office or if the original
         Mortgage has not yet been returned from the recording office, a copy certified by the Seller indicating that such Mortgage has been delivered for recording, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage
         Loan and either language indicating that the Mortgage Loan is a MOM
         Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereof, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded. The return directions for the original Mortgage should indicate, when recorded, mail to the Seller;

(d)      the originals of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a certified copy thereof, the original to be delivered to the Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

(e)      in the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage as appropriate, in recordable form, for each Mortgage Loan to ____________________________, or the original
         Assignment of Mortgage in recordable form into MERS;

(f)      the originals of any intervening recorded Assignments of Mortgage showing a complete chain of assignment from origination to the Seller, including warehousing assignments, with evidence of recording thereon,
         (or, if any original intervening Assignment of Mortgage has not been returned from the recording office, a certified copy thereof, the

                                      B-1

         original to be delivered to the Custodian forthwith after return from such recording office);

(g)      with respect to each Mortgage Loan, the original mortgage title insurance policy or attorney's opinion of title and abstract or a title commitment or title binder if an original title insurance policy has not been issued, or a duplicate copy of an original title insurance policy;

(h)      the original or copy of the PMI policy or certificate of insurance, where required and unless indicated otherwise as set forth in Section
         4(l) herein;

(i)      with respect to Mortgage Loans that are not Co-op Loans, the original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company; and

(j)      with respect to a Co-op Loan: (i) a copy of the Co-op Lease and the assignment of such Co-op Lease to the originator of the Mortgage Loan, with all intervening assignments showing a complete chain of title and an assignment thereof by Seller, (ii) the stock certificate together with an undated stock power relating to such stock certificate executed in blank, (iii) the recognition agreement in substantially the same form as a standard "AZTECH" form, (iv) copies of the financial statement filed by the originator as secured party and, if applicable, a filed UCC-3 Assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 Assignment of such security interest by the Seller in a form sufficient for filing.

                  In the event an Officer's Certificate of the Seller is
delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the
Custodian, within 75 days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Seller shall be required to deliver to the
Custodian the applicable recorded document by no later than 180 days following the Closing Date, provided, that an extension of such date may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                      B-2

                                    EXHIBIT C

                                   [Reserved]

                                      C-1-1

                                   EXHIBIT D-1

                         CUSTODIAL ACCOUNT CERTIFICATION

                                                     _____________________, 200_

                  Wachovia Mortgage Corporation hereby certifies that it has established the account described below as a Custodial Account pursuant to
Section 5.04 of the Flow Purchase, Warranties and Servicing Agreement, dated as of July 1, 2004, Conventional Residential Fixed and Adjustable Rate Mortgage
Loans, Group No. 2004-FLOW.

Title of Account: Wachovia Mortgage Corporation in trust for the Purchaser,
Group No. 2004-FLOW.

Account Number:   _______________

Address of office or branch
of the Seller at
which Account is maintained:

                                              ---------------------------------

                                              ---------------------------------

                                              ---------------------------------

                                              ---------------------------------

                                              Wachovia Mortgage Corporation,
                                              Seller

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                      D-1-1

                                   EXHIBIT D-2

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                         _________________, 200_

To:
    ------------------------------------

    ------------------------------------

    ------------------------------------
    (the "Depository")

                  As Seller under the Flow Purchase, Warranties and Servicing
Agreement, dated as of July 1, 2004, Conventional Residential Fixed and
Adjustable Rate Mortgage Loans, Group No. 2004-FLOW (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 5.04 of the Agreement, to be designated as "Wachovia
Mortgage Corporation, in trust for the Purchaser - Conventional Residential
Fixed and Adjustable Rate Mortgage Loans - Group No. 2004-FLOW." All deposits in the account shall be subject to withdrawal therefrom by order signed by the
Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                              Wachovia Mortgage Corporation,
                                              Seller

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                              Date:
                                                   ----------------------------

                                      D-2-1

                  The undersigned, as Depository, hereby certifies that the
above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the
Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                              ---------------------------------
                                              Depository

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                              Date:
                                                   ----------------------------

                                      D-2-2

                                   EXHIBIT E-1

                          ESCROW ACCOUNT CERTIFICATION

                                                        __________________, 200_

                  Wachovia Mortgage Corporation hereby certifies that it has established the account described below as an Escrow Account pursuant to Section
5.06 of the Flow Purchase, Warranties and Servicing Agreement, dated as of July
1, 2004, Conventional Residential Adjustable Rate Mortgage Loans, Group No.
2004-FLOW.

Title of Account: "Wachovia Mortgage Corporation in trust for the Purchaser,
Group No. 2004-FLOW, and various Mortgagors."

Account Number:__________________

Address of office or branch
of the Seller at
which Account is maintained:
                                           ------------------------------------

                                           ------------------------------------

                                           ------------------------------------

                                           ------------------------------------

                                           Wachovia Mortgage Corporation,
                                           Seller

                                           By:
                                               --------------------------------
                                               Name:
                                               Title:

                                      E-1-1

                                   EXHIBIT E-2

                         ESCROW ACCOUNT LETTER AGREEMENT

                                                       ___________________, 200_

To:
    -------------------------------------

    -------------------------------------

    -------------------------------------
    (the "Depository")

                  As Seller under the Flow Purchase Warranties and Servicing
Agreement, dated as of July 1, 2004, Conventional Residential Adjustable Rate
Mortgage Loans, Group No. 2004-FLOW (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section
5.06 of the Agreement, to be designated as "Wachovia Mortgage Corporation, in trust for the Purchaser - Conventional Residential Fixed and Adjustable Rate
Mortgage Loans - Group No. 200_-____." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                              Wachovia Mortgage Corporation,
                                              Seller

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                              Date:
                                                   ----------------------------

                                      E-2-1

                  The undersigned, as Depository, hereby certifies that the
above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the
Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                              ----------------------------------
                                              Depository

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                              Date:
                                                   ----------------------------

                                      E-2-2

                                   EXHIBIT F-1

                        FORM OF MONTHLY REMITTANCE ADVICE

Seller shall provide monthly remittance advices in the following standard formats:

1. Alltel P139

2. Alltel S214

3. Alltel S215

4. Alltel S50y

                                       F-1

                                   EXHIBIT F-2

                    STANDARD LAYOUT FOR DEFAULTED LOAN REPORT

------------------------------------------------------------------------------------------------------
DATA FIELD                       FORMAT                     DATA DESCRIPTION
------------------------------------------------------------------------------------------------------

% of MI coverage                 NUMBER(6,5)                The percent of coverage provided by the
                                                            PMI company in the event of loss on a
                                                            defaulted loan.
------------------------------------------------------------------------------------------------------
Actual MI claim filed date       DATE(MM/DD/YYYY)           Actual date that the claim was submitted to
                                                            the PMI company.
------------------------------------------------------------------------------------------------------
Actual bankruptcy start date     DATE(MM/DD/YYYY)           Actual date that the bankruptcy petition is
                                                            filed with the court.
------------------------------------------------------------------------------------------------------
Actual MI claim amount filed     NUMBER(15,2)               The amount of the claim that was filed by
                                                            the servicer with the PMI company.
------------------------------------------------------------------------------------------------------
Actual discharge date            DATE(MM/DD/YYYY)           Actual date that the Discharge Order is
                                                            entered in the bankruptcy docket.
------------------------------------------------------------------------------------------------------
Actual due date                  DATE(MM/DD/YYYY)           Actual due date of the next outstanding
                                                            payment amount due from the mortgagor.
------------------------------------------------------------------------------------------------------

Actual eviction complete date    DATE(MM/DD/YYYY)           Actual date that the eviction proceedings
                                                            are completed by local counsel.
------------------------------------------------------------------------------------------------------
Actual eviction start date       DATE(MM/DD/YYYY)           Actual date that the eviction proceedings
                                                            are commenced by local counsel.
------------------------------------------------------------------------------------------------------
Actual first legal date          DATE(MM/DD/YYYY)           Actual date that foreclosure counsel filed
                                                            the first legal action as defined by state
                                                            statute.
------------------------------------------------------------------------------------------------------
Actual redemption end date       DATE(MM/DD/YYYY)           Actual date that the foreclosure redemption
                                                            period expires.
------------------------------------------------------------------------------------------------------
Bankruptcy chapter               VARCHAR2(2)                Chapter of bankruptcy filed.
------------------------------------------------------------------------------------------------------
Bankruptcy flag                  VARCHAR2(2)                Servicer defined indicator that identifies
                                                            that the property is an asset in an active
                                                            bankruptcy case.
------------------------------------------------------------------------------------------------------
Bankruptcy Case Number           VARCHAR2(15)               The court assigned case number of the
                                                            bankruptcy filed by a party with interest
                                                            in the property.
------------------------------------------------------------------------------------------------------

                                       G-1

MI claim amount paid                           NUMBER(15,2)               The amount paid to the servicer by the PMI
                                                                          company as a result of submitting an MI
                                                                          claim.

--------------------------------------------------------------------------------------------------------------------
MI claim funds received date                   DATE(MM/DD/YYYY)           Actual date that funds were received from
                                                                          the PMI company as a result of transmitting
                                                                          an MI claim.
--------------------------------------------------------------------------------------------------------------------
Current loan amount                            NUMBER(10,2)               Current unpaid principal balance of the
                                                                          loan as of the date of reporting to Aurora
                                                                          Master Servicing.
--------------------------------------------------------------------------------------------------------------------
Date FC sale scheduled                         DATE(MM/DD/YYYY)           Date that the foreclosure sale is scheduled
                                                                          to be held.
--------------------------------------------------------------------------------------------------------------------
Date relief/dismissal granted                  DATE(MM/DD/YYYY)           Actual date that the dismissal or relief
                                                                          from stay order is entered by the
                                                                          bankruptcy court.
--------------------------------------------------------------------------------------------------------------------
Date REO offer accepted                        DATE(MM/DD/YYYY)           Actual date of acceptance of an REO offer.
--------------------------------------------------------------------------------------------------------------------
Date REO offer received                        DATE(MM/DD/YYYY)           Actual date of receipt of an REO offer.
--------------------------------------------------------------------------------------------------------------------
Delinquency value                              NUMBER(10,2)               Value obtained typically from a BPO
                                                                          prior to foreclosure referral not
                                                                          related to loss mitigation activity.
--------------------------------------------------------------------------------------------------------------------
Delinquency value source                       VARCHAR2(15)               Name of vendor or management company
                                                                          that provided the delinquency valuation
                                                                          amount.
--------------------------------------------------------------------------------------------------------------------
Delinquency value date                         DATE(MM/DD/YYYY)           Date that the delinquency valuation
                                                                          amount was completed by vendor or
                                                                          property management company.
--------------------------------------------------------------------------------------------------------------------
Delinquency flag                               VARCHAR2(2)                Servicer defined indicator that
                                                                          indentifies that the loan is delinquent
                                                                          but is not involved in loss mitigation,
                                                                          foreclosure, bankruptcy or REO.
--------------------------------------------------------------------------------------------------------------------
Foreclosure flag                               VARCHAR2(2)                Servicer defined indicator that
                                                                          identifies that the loan is involved in
                                                                          foreclosure proceedings.
--------------------------------------------------------------------------------------------------------------------

Corporate expense balance                      NUMBER(10,2)               Total of all cumulative expenses
                                                                          advanced by the servicer for non-escrow
                                                                          expenses such as but not limited to: FC
                                                                          fees and costs, bankruptcy fees and
                                                                          costs, property preservation and
                                                                          property inspections.
--------------------------------------------------------------------------------------------------------------------
Foreclosure attorney referral date             DATE(MM/DD/YYYY)           Actual date that the loan was referred
                                                                          to local counsel to begin foreclosure
                                                                          proceedings.
--------------------------------------------------------------------------------------------------------------------
Foreclosure valuation amount                   NUMBER(15,2)               Value obtained during the foreclosure
                                                                          process.  Usually as a result of a BPO
                                                                          and typically used to calculate the bid.
--------------------------------------------------------------------------------------------------------------------
Foreclosure valuation date                     DATE(MM/DD/YYYY)           Date that foreclosure valuation amount
                                                                          was completed by vendor or property
                                                                          management company.
--------------------------------------------------------------------------------------------------------------------
Foreclosure valuation source                   VARCHAR2(80)               Name of vendor or management company
                                                                          that provided the foreclosure valuation
                                                                          amount.
--------------------------------------------------------------------------------------------------------------------
FHA 27011A transmitted date                    DATE(MM/DD/YYYY)           Actual date that the FHA 27011A claim
                                                                          was submitted to HUD.
--------------------------------------------------------------------------------------------------------------------
FHA 27011 B transmitted date                   DATE(MM/DD/YYYY)           Actual date that the FHA 27011B claim
                                                                          was submitted to HUD.
--------------------------------------------------------------------------------------------------------------------
VA LGC/ FHA Case number                        VARCHAR2(15)               Number that is assigned individually to
                                                                          the loan by either HUD or VA at the time
                                                                          of origination.  The number is located
                                                                          on the Loan Guarantee Certificate (LGC)
                                                                          or the Mortgage Insurance Certificate
                                                                          (MIC).
--------------------------------------------------------------------------------------------------------------------
FHA Part A funds received date                 DATE(MM/DD/YYYY)           Actual date that funds were received
                                                                          from HUD as a result of transmitting the
                                                                          27011A claim.
--------------------------------------------------------------------------------------------------------------------
Foreclosure actual sale date                   DATE(MM/DD/YYYY)           Actual date that the foreclosure sale
                                                                          was held.
--------------------------------------------------------------------------------------------------------------------
Servicer loan number                           VARCHAR2(15)               Individual number that uniquely
                                                                          identifies loan as defined by servicer.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Loan type                                      VARCHAR2(2)                Type of loan being serviced generally
                                                                          defined by the existence of certain
                                                                          types of insurance. (ie: FHA, VA,
                                                                          conventional insured, conventional
                                                                          uninsured, SBA, etc.)
--------------------------------------------------------------------------------------------------------------------
Loss mit approval date                         DATE(MM/DD/YYYY)           The date determined that the servicer
                                                                          and mortgagor agree to pursue a defined
                                                                          loss mitigation alternative.
--------------------------------------------------------------------------------------------------------------------
Loss mit flag                                  VARCHAR2(2)                Servicer defined indicator that
                                                                          identifies that the loan is involved in
                                                                          completing aloss mitigation
                                                                          alternative.
--------------------------------------------------------------------------------------------------------------------
Loss mit removal date                          DATE(MM/DD/YYYY)           The date that the mortgagor is denied
                                                                          loss mitigation alternatives or the date
                                                                          that the loss mitigation alternative is
                                                                          completed resulting in a current or
                                                                          liquidated loan.
--------------------------------------------------------------------------------------------------------------------
Loss mit type                                  VARCHAR2(2)                The defined loss mitigation alternative
                                                                          identified on the loss mit approval date.
--------------------------------------------------------------------------------------------------------------------
Loss mit value                                 NUMBER(10,2)               Value obtained typically from a BPO
                                                                          prior to foreclosure sale intended to
                                                                          aid in the completion of loss mitigation
                                                                          activity.
--------------------------------------------------------------------------------------------------------------------
Loss mit value date                            DATE(MM/DD/YYYY)           Name of vendor or management company
                                                                          that provided the loss mitigation
                                                                          valuation amount.
--------------------------------------------------------------------------------------------------------------------
Loss mit value source                          VARCHAR2(15)               Date that the lostt mitigation valuation
                                                                          amount was completed by vendor or
                                                                          property management company.
--------------------------------------------------------------------------------------------------------------------
MI certificate number                          VARCHAR2(15)               A number that is assigned individually
                                                                          to the loan by the PMI company at the
                                                                          time of origination.  Similar to the VA
                                                                          LGC/FHA Case Number in purpose.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
LPMI Cost                                      NUMBER(7,7)                The current premium paid to the PMI
                                                                          company for Lender Paid Mortgage
                                                                          Insurance.
--------------------------------------------------------------------------------------------------------------------
Occupancy status                               VARCHAR2(1)                The most recent status of the property
                                                                          regarding who if anyone is occupying the
                                                                          property.  Typically a result of a
                                                                          routine property inspection.
--------------------------------------------------------------------------------------------------------------------
First Vacancydate/ Occupancy status date       DATE(MM/DD/YYYY)           The date that the most recent occupancy
                                                                          status was determined.   Typically the
                                                                          date of the most recent property
                                                                          inspection.
--------------------------------------------------------------------------------------------------------------------
Original loan amount                           NUMBER(10,2)               Amount of the contractual obligations
                                                                          (ie: note and mortgage/deed of trust).
--------------------------------------------------------------------------------------------------------------------
Original value amount                          NUMBER(10,2)               Appraised value of property as of
                                                                          origination typically determined through
                                                                          the appraisal process.
--------------------------------------------------------------------------------------------------------------------
Origination date                               DATE(MM/DD/YYYY)           Date that the contractual obligations
                                                                          (ie: note and mortgage/deed of trust) of
                                                                          the mortgagor was executed.
--------------------------------------------------------------------------------------------------------------------
FHA Part B funds received date                 DATE(MM/DD/YYYY)           Actual date that funds were received fro
                                                                          HUD as a result of transmitting the
                                                                          27011B claim.
--------------------------------------------------------------------------------------------------------------------
Post petition due date                         DATE(MM/DD/YYYY)           The post petition due date of a loan
                                                                          involved in a chapter 13 bankruptcy.
--------------------------------------------------------------------------------------------------------------------
Property condition                             VARCHAR2(2)                Physical condition of the property as
                                                                          most recently reported to the servicer
                                                                          by vendor or property management company.
--------------------------------------------------------------------------------------------------------------------
Property type                                  VARCHAR2(2)                Type of property secured by mortgage
                                                                          such as: single family, 2-4 unit, etc.
--------------------------------------------------------------------------------------------------------------------
Reason for default                             VARCHAR2(3)                Cause of delinquency as identified by
                                                                          mortgagor.
--------------------------------------------------------------------------------------------------------------------
REO repaired value                             NUMBER(10,2)               The projected value of the property that
                                                                          is adjusted from the "as is" value
                                                                          assuming necessary repairs have been
                                                                          made to the property as determined by
                                                                          the vendor/property management company.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
REO list price adjustment amount               NUMBER(15,2)               The most recent listing/pricing amount
                                                                          as updated by the servicer for REO
                                                                          properties.
--------------------------------------------------------------------------------------------------------------------
REO list price adjustment date                 DATE(MM/DD/YYYY)           The most recent date that the servicer
                                                                          advised the agent to make an adjustment
                                                                          to the REO listing price.
--------------------------------------------------------------------------------------------------------------------
REO value (as is)                              NUMBER(10,2)               The value of the property without making
                                                                          any repairs as determined by the
                                                                          vendor/property management copmany.
--------------------------------------------------------------------------------------------------------------------
REO actual closing date                        DATE(MM/DD/YYYY)           The actual date that the sale of the REO
                                                                          property closed escrow.
--------------------------------------------------------------------------------------------------------------------
REO flag                                       VARCHAR2(7)                Servicer defined indicator that
                                                                          identifies that the property is now Real
                                                                          Estate Owned.
--------------------------------------------------------------------------------------------------------------------
REO original list date                         DATE(MM/DD/YYYY)           The initial/first date that the property
                                                                          was listed with an agent as an REO.
--------------------------------------------------------------------------------------------------------------------
REO original list price                        NUMBER(15,2)               The initial/first price that was used to
                                                                          list the property with an agent as an
                                                                          REO.
--------------------------------------------------------------------------------------------------------------------
REO net sales proceeds                         NUMBER(10,2)               The actual REO sales price less closing
                                                                          costs paid.  The net sales proceeds are
                                                                          identified within the HUD1 settlement
                                                                          statement.
--------------------------------------------------------------------------------------------------------------------
REO sales price                                NUMBER(10,2)               Actual sales price agreed upon by both
                                                                          the purchaser and servicer as documented
                                                                          on the HUD1 settlement statement.
--------------------------------------------------------------------------------------------------------------------
REO scheduled close date                       DATE(MM/DD/YYYY)           The date that the sale of the REO
                                                                          property is scheduled to close escrow.
--------------------------------------------------------------------------------------------------------------------
REO value date                                 DATE(MM/DD/YYYY)           Date that the vendor or management
                                                                          company completed the valuation of the
                                                                          property resulting in the REO value (as
                                                                          is).
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
REO value source                               VARCHAR2(15)               Name of vendor or management company
                                                                          that provided the REO value (as is).
--------------------------------------------------------------------------------------------------------------------
Repay first due date                           DATE(MM/DD/YYYY)           The due date of the first scheduled
                                                                          payment due under a forbearance or
                                                                          repayment plan agreed to by both the
                                                                          mortgagor and servicer.
--------------------------------------------------------------------------------------------------------------------
Repay next due date                            DATE(MM/DD/YYYY)           The due date of the next outstanding
                                                                          payment due under a forbearance or
                                                                          repayment plan agreed to by both the
                                                                          mortgagor and servicer.
--------------------------------------------------------------------------------------------------------------------
Repay plan broken/reinstated/closed date       DATE(MM/DD/YYYY)           The servicer defined date upon which the
                                                                          servicer considers that the plan is no
                                                                          longer in effect as a result of plan
                                                                          completion or mortgagor's failure to
                                                                          remit payments as scheduled.
--------------------------------------------------------------------------------------------------------------------
Repay plan created date                        DATE(MM/DD/YYYY)           The date that both the mortgagor and
                                                                          servicer agree to the terms of a
                                                                          forebearance or repayment plan.
--------------------------------------------------------------------------------------------------------------------
SBO loan number                                NUMBER(9)                  Individual number that uniquely
                                                                          identifies loan as defined by Aurora
                                                                          Master Servicing.
--------------------------------------------------------------------------------------------------------------------
Escrow balance/advance balance                 NUMBER(10,2)               The positive or negative account balance
                                                                          that is dedicated to payment of hazard
                                                                          insurance, property taxes, MI, etc.
                                                                          (escrow items only)
--------------------------------------------------------------------------------------------------------------------
Title approval letter received date            DATE(MM/DD/YYYY)           The actual date that the title approval
                                                                          was received as set forth in the HUD
                                                                          title approval letter.
--------------------------------------------------------------------------------------------------------------------
Title package HUD/VA date                      DATE(MM/DD/YYYY)           The actual date that the title package
                                                                          was submitted to either HUD or VA.
--------------------------------------------------------------------------------------------------------------------

VA claim funds received date                   DATE(MM/DD/YYYY)           The actual date that funds were received
                                                                          by the servicer from the VA for the
                                                                          expense claim submitted by the servicer.
--------------------------------------------------------------------------------------------------------------------
VA claim submitted date                        DATE(MM/DD/YYYY)           The actual date that the expense claim
                                                                          was submitted by the servicer to the VA.
--------------------------------------------------------------------------------------------------------------------
VA first funds received amount                 NUMBER(15,2)               The amount of funds received by the
                                                                          servicer from VA as a result of the
                                                                          specified bid.
--------------------------------------------------------------------------------------------------------------------
VA first funds received date                   DATE(MM/DD/YYYY)           The date that the funds from the
                                                                          specified bid were received by the
                                                                          servicer from the VA.
--------------------------------------------------------------------------------------------------------------------
VA NOE submitted date                          DATE(MM/DD/YYYY)           Actual date that the Notice of Election
                                                                          to Convey was submitted to the VA.
--------------------------------------------------------------------------------------------------------------------
Zip Code                                       VARCHAR2(5)                US postal zip code that corresponds to
                                                                          property location.
--------------------------------------------------------------------------------------------------------------------
FNMA action code                               VARCHAR2(3)                The code that is electronically reported
                                                                          to FNMA by the servicer that reflects
                                                                          the current defaulted status of a loan.
                                                                          (ie: 65, 67, 43 or 44)
--------------------------------------------------------------------------------------------------------------------
FNMA delinquency reason code                   VARCHAR2(3)                The code that is electronically reported
                                                                          to FNMA by the servicer that describes
                                                                          the circumstance that appears to be the
                                                                          primary contributing factor to the
                                                                          delinquency.
--------------------------------------------------------------------------------------------------------------------
Suspense balance                               NUMBER(10,2)               Money submitted to the servicer,
                                                                          credited to the mortgagor's account but
                                                                          not allocated to principal, interest,
                                                                          escrow, etc.
--------------------------------------------------------------------------------------------------------------------
Restricted escrow balance                      NUMBER(10,2)               Money held in escrow by the mortgage
                                                                          company through completion of repairs to
                                                                          property.
--------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT G

                            ASSIGNMENT AND ASSUMPTION

                                                         _________________, 200_

       ASSIGNMENT AND ASSUMPTION, dated __________, between
__________________________________, a ___________________ corporation having an office at __________________ ("Assignor") and _________________________________,
a __________________ corporation having an office at __________________
("Assignee"):

       For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

       1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as purchaser, with respect to the
Mortgage Loans identified on Exhibit A hereto (the "Mortgage Loans") in, to and under that certain Flow Purchase Warranties and Servicing Agreement,
Conventional Residential Fixed and Adjustable Rate Mortgage Loans, Group No.
2004-FLOW (the "Flow Purchase, Warranties and Servicing Agreement"), dated as of
July 1, 2004, by and between Lehman Brothers Bank, FSB (the "Purchaser"), and
Wachovia Mortgage Corporation (the "Seller"), and the Mortgage Loans Group No.
2004-FLOW delivered thereunder by the Seller to the Assignor.

       The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under any and all obligations of the Assignor with respect to any mortgage loans subject to the
Purchase Agreement which are not the Mortgage Loans set forth on Exhibit A attached hereto and are not the subject of this Assignment Agreement.

       2. The Assignor warrants and represents to, and covenants with, the
Assignee that:

       a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

       b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Flow Purchase, Warranties and Servicing Agreement or the Mortgage Loans;

       c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Flow Purchase, Warranties and
Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Flow
Purchase, Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers

                                      G-1

under or amendments or other modifications of, or assignments of rights or obligations under, the Flow Purchase, Warranties and Servicing Agreement or the
Mortgage Loans; and

       d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the
Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933
(the "33 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

       3. The Assignee warrants and represents to, and covenants with, the
Assignor and the Seller that:

       a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Flow Purchase, Warranties and Servicing
Agreement, and the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the
Seller and the Assignor all of the Assignor's obligations as Purchaser thereunder;

       b. The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

       c. The purchase price being paid by the Assignee for the Mortgage Loans are in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

       d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the
Assignee nor any Person authorized to act therefor has offered the Mortgage
Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of U.S. Securities and Exchange Commission Regulation D,
promulgated under the 1933 Act;

       e. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

       f. The Assignee has been furnished with all information regarding the
Mortgage Loans that it has requested from the Assignor or the Seller;

       g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the
Mortgage

Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the
33 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

       h. Either: (1) the Assignee is not an employee benefit plan ("Plan")
within the meaning of section 3(3) of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the
Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the
Code.

       i. The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Flow Purchase, Warranties and Servicing
Agreement is:

       --------------------------

       --------------------------

       --------------------------

       Attention:
                 ----------------

       The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Flow Purchase, Warranties and
Servicing Agreement are:

       --------------------------

       --------------------------

       --------------------------

       IN WITNESS WHEREOF, the parties have caused this Assignment and
Assumption to be executed by their duly authorized officers as of the date first above written.

-----------------------------------     ----------------------------------------
Assignor                                Assignee

By:                                     By:
   --------------------------------         ------------------------------------

Its:                                    Its:
    -------------------------------          -----------------------------------

                         SELLER'S OFFICER'S CERTIFICATE

       I, ____________________, hereby certify that I am the duly elected [Vice]
President of Wachovia Mortgage Corporation, a corporation organized under the laws of the state of [_______], (the "Seller") and further as follows:

1.  _______Attached hereto as Exhibit 1 is a true, correct and complete copy of the certificate of incorporation of the Seller which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

2.  Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Seller which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

3.  Attached hereto as Exhibit 3 is an original certificate of good standing of the Seller issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4.  Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Seller authorizing the Seller to execute and deliver each of the Flow Purchase, Warranties and
    Servicing Agreement, Group No. 2004-FLOW dated July 1, 2004 by and between the Seller and Lehman Brothers Bank, FSB (the "Purchaser") (the "Purchase
    Agreement") and to endorse the Mortgage Notes and execute the Assignments of
    Mortgages by original signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

5.  Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Seller, signed (a) the Purchase Agreement and (b) any other document delivered prior hereto or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Seller, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

                                    Exh. H-1

       IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:                                     By:
       --------------------------------        ---------------------------------
       [Seal]                              Name:
                                                 -------------------------------
                                           Title: [Vice] President

       I, ________________________, an [Assistant] Secretary of Wachovia
Mortgage Corporation, hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Seller and that the signature appearing above is [her] [his] genuine signature.

       IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:                                     By:
       --------------------------------        ---------------------------------
       [Seal]                              Name:
                                                 -------------------------------
                                           Title: [Vice] President

                                    Exh. H-2

                                                                    EXHIBIT 5 to
                                                  Seller's Officer's Certificate

Name                          Title                  Signature

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                    Exh. H-3

                                    EXHIBIT I

                    FORM OF OPINION OF COUNSEL TO THE SELLER

                                     (date)

Lehman Brothers Bank, FSB
745 Seventh Avenue
5th Floor
New York, New York 10019

Dear Sirs:

                  You have requested [our] [my] opinion, as [Assistant] General
Counsel to Wachovia Mortgage Corporation (the "Seller"), with respect to certain matters in connection with the sale by the Seller of the Mortgage Loans pursuant to that certain Flow Purchase, Warranties and Servicing Agreement by and between the Seller and Lehman Brothers Bank, FSB (the "Purchaser"), Group No. 2004-FLOW
dated as of July 1, 2004 (the "Purchase Agreement") which sale is in the form of whole loans, serviced pursuant thereto. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

                  [We] [I] have examined the following documents:

1. the
Purchase Agreement;

2. the form of Assignment of Mortgage;

3. the form of endorsement of the Mortgage Notes; and

4.                         such other documents, records and papers as we have
                           deemed necessary and relevant as a basis for this
                           opinion.

                  To the extent [we] [I] have deemed necessary and proper, [we]
[I] have relied upon the representations and warranties of the Seller contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

                                    Exh. I-1

       Based upon the foregoing, it is [our] [my] opinion that:

       1.     The Seller is a corporation duly formed, validly existing and in good standing under the laws of the state of [_______] and is qualified to transact business in, and is in good standing under, the laws of the state of [________].

       2.     The Seller has the power to engage in the transactions
              contemplated by the Purchase Agreement and all requisite power, authority and legal right to execute and deliver the Purchase
              Agreement, and to perform and observe the terms and conditions of such Agreement.

       3.     The Purchase Agreement has been duly authorized, executed and delivered by the Seller and is a legal, valid and binding
              agreement enforceable in accordance with its respective terms against the Seller, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the
              Mortgage Loans.

       4.     The Seller has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Purchase Agreement and by original signature in order to execute the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the
              original signature of the officer at the Seller executing the endorsements to the Mortgage Notes and the Assignments of
              Mortgages represents the legal and valid signature of said officer of the Seller.

       5.     Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the
              execution, delivery and performance by the Seller of or compliance by the Seller with the Purchase Agreement or the sale of the
              Mortgage Loans or the consummation of the transactions
              contemplated by the Purchase Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the
              Seller.

       6.     Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Seller, the terms of any indenture or other agreement or instrument to which the Seller is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court,

                                    Exh. I-2

              governmental authority or regulatory body to which the Seller is subject or by which it is bound.

       7.     There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Seller which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted or in any material liability on the part of the Seller or which would draw into question the validity of the Purchase
              Agreement, or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the
              Seller to perform under the terms of the Purchase Agreement.

       8.     The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the
              Seller thereto as noteholder and mortgagee.

       9.     The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Purchase Agreement. The
              Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the
              Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the
              Seller, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the
              Mortgage Notes by the Seller from being enforceable.

       This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

                                                          Very truly yours,

                                    Exh. I-3

                                            ------------------------------------
                                            [Name]
                                            [Assistant] General Counsel

                                    Exh. I-4

                                   EXHIBIT J-1

                         SECURITY RELEASE CERTIFICATION

                                                          ___________________, 200_

Federal Home Loan Bank of
______(the "Association")

Attention:
           ------------------------------------------

Re:    Notice of Sale and Release of Collateral

Dear Sirs:

       This letter serves as notice that Wachovia Mortgage Corporation, a corporation formed pursuant to the laws of the state of [_______] (the "Seller")
has committed to sell to Lehman Brothers Bank, FSB under a Flow Purchase,
Warranties and Servicing Agreement Group No. 2004-FLOW, dated as of July 1,
2004, certain mortgage loans originated by the Seller. The Seller warrants that the mortgage loans to be sold to Lehman Brothers Bank, FSB on this date pursuant to the Acknowledgment and Conveyance Agreement dated as of ________ (the
"Related Loans") are in addition to and beyond any collateral required to secure advances made by the Association to the Seller.

       The Seller acknowledges that the Related Loans shall not be used as additional or substitute collateral for advances made by the Association. Lehman
Brothers Bank, FSB understands that the balance of the Seller's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

                                   Exh. J-1-1

       Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the Related Loans.

                                      Very truly yours,

                                      Wachovia Mortgage Corporation

                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:
                                        Date:

Acknowledged and approved:

FEDERAL HOME LOAN BANK OF

-------------------------------------

By:
   ----------------------------------
Name:
Title:
Date:

                                   Exh. J-1-2

                                   EXHIBIT J-2

                         SECURITY RELEASE CERTIFICATION

                         I. Release of Security Interest

       The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by
Lehman Brothers Bank, FSB from the Seller named below pursuant to that certain
Flow Purchase, Warranties and Servicing Agreement, Group No. 2004-FLOW, dated as of July 1, 2004 and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees, as of the date and time of the sale of such Mortgage Loans to Lehman Brothers Bank, FSB pursuant to the
Acknowledgment and Conveyance Agreement dated as of __________.

Name and Address of Financial Institution

-----------------------------------------
                 (name)

-----------------------------------------
                (Address)

By:
   --------------------------------------

                          II. Certification of Release

       The Seller named below hereby certifies to Lehman Brothers Bank, FSB, that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Lehman Brothers Bank, FSB, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                               Wachovia Mortgage Corporation

                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Date:

                                   Exh. J-1-2

                                    EXHIBIT K

                           [TO BE PROVIDED BY SELLER]

                                   Exh. J-1-3